                                  ASHLAND INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JANUARY 30, 1997

TO OUR SHAREHOLDERS:

    The Annual Meeting of Shareholders of Ashland Inc., a Kentucky corporation ("Ashland"), will be held on Thursday, January 30, 1997, at 10:30 A.M., Eastern Standard Time, at the Ashland Petroleum Executive Office Building, 2000 Ashland Drive, Russell, Kentucky, and at any adjournment thereof, for the purpose of acting upon the following matters as well as such other business as may properly come before the Annual Meeting or any adjournment thereof:

        (1) to elect six directors to Class II;

        (2) to ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 1997;

        (3) to approve the Ashland Inc. 1997 Stock Incentive Plan (a copy of which is attached as Exhibit A to the Proxy Statement); and

        (4) if presented at the Annual Meeting, to act upon a shareholder proposal to request the Board of Directors to consider nominating a wage roll employee who is a representative at his or her plant site to the Board of Directors.

    Only shareholders of record at the close of business on November 25, 1996 will be entitled to vote at the Annual Meeting or any adjournment thereof.

    In order that your stock may be represented at the Annual Meeting, please date and sign the enclosed proxy card and return it promptly in the accompanying envelope. If you attend the Annual Meeting, you may vote in person even though you have previously sent in your proxy card.

                                          By Order of the Board of Directors,

                                              THOMAS L. FEAZELL,
                                            SENIOR VICE PRESIDENT,
                                               GENERAL COUNSEL
                                                AND SECRETARY
Russell, Kentucky
December 16, 1996

                                  ASHLAND INC.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 30, 1997

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ashland Inc. ("Ashland" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, January 30, 1997, at 10:30 A.M., Eastern Standard Time, at the Ashland Petroleum Executive Office Building, 2000 Ashland Drive, Russell, Kentucky, and at any adjournment thereof, for the purposes set forth in the accompanying Notice. It is expected that this Proxy Statement and the accompanying proxy card will be mailed to shareholders commencing on or about December 16, 1996.

    Only the holders of Ashland's Common Stock of record at the close of business on November 25, 1996 will be entitled to vote at the Annual Meeting. At that date there were 64,718,757 shares of Ashland Common Stock outstanding. Each shareholder is entitled to one vote for each share of Ashland Common Stock held by him or her on the record date. Cumulative voting applies in the election of directors. Under cumulative voting, a shareholder may multiply the number of shares owned by the number of directors to be elected and cast this total number of votes for any one nominee or distribute the total number of votes, in any proportion, among as many nominees as the shareholder desires. The presence in person or by proxy of shareholders holding a majority of the shares of Ashland Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in the computation of the number of shares of Ashland Common Stock that are present for purposes of determining the presence of a quorum.

    Whole shares of Ashland Common Stock credited to the account of a participant in Ashland's Dividend Reinvestment Plan will be voted in accordance with the proxy card returned by the participant to Ashland. The voting of shares of Ashland Common Stock held under Ashland's employee benefit plans is discussed under "Stock Ownership of Certain Persons."

    Ashland's address is Ashland Inc., 1000 Ashland Drive, Russell, Kentucky 41169.

                         ITEM I. ELECTION OF DIRECTORS

    The Board of Directors currently consists of sixteen directors, divided into three classes. The number of directors to be elected at the 1997 Annual Meeting is fixed at six. The directors who are nominated for election as Class II directors by the shareholders at the 1997 Annual Meeting are Mr. Chellgren, Mr. Gomory, Mr. Noonan, Ms. Pfeiffer, Mr. Rose and Dr. Stobaugh.

    All the nominees were recommended by the Committee on Directors of the Board for election. All nominees were elected by the shareholders at the 1994 Annual Meeting for a three-year term. With the exception of Dr. Stobaugh, the nominees, if elected, will hold office for a three-year term expiring in 2000. Under the Board's current retirement policy, it is anticipated that Dr. Stobaugh will retire after serving one year of his three-year term. Under Ashland's By-laws, a director elected to fill a vacancy on the Board serves until the next annual meeting of shareholders and until his or her successor has been elected and qualified. Mr. John R. Hall, a director of Ashland since 1968 and Chairman of the Board since 1981 will retire on January 30, 1997. Messrs. Edmund B. Fitzgerald and James R. Rinehart, directors of Ashland since 1990 and 1985, respectively, will also retire on January 30, 1997.

    Shareholders voting at the Annual Meeting may not vote for more than the number of nominees listed in the Proxy Statement. Under Ashland's By-laws, those nominees receiving the greatest number of votes, up to the number of directors to be elected, shall be elected directors. It is the intention of the

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persons named in the enclosed proxy card (Messrs. John R. Hall, Paul W.
Chellgren and Thomas L. Feazell), unless otherwise instructed in any form of proxy, to vote FOR the election of the six nominees. Such persons may also vote such shares cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable or if authority is withheld from one or more nominees. The Committee on Directors of the Board has no reason to believe that any of the nominees will not be available for election as directors.

                        NOMINEES FOR CLASS II DIRECTORS
                            (Term expiring in 2000)

                  PAUL W. CHELLGREN
    (PHOTO)       Mr. Chellgren, 53, has been President of Ashland since 1992 and was elected Chief Executive Officer of Ashland effective October 1, 1996.
                  He was Chief Operating Officer of Ashland from 1992 to 1996, and Senior
                  Vice President and Chief Financial Officer from 1988 to 1992. He is a
                  Director of Ashland Coal, Inc. and PNC Bank Corp. He has served as a
                  Director of Ashland since 1992 and is a member of the Finance and
                  Public Policy--Environmental Committees of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY..............................................295,366(1)(7)

                  RALPH E. GOMORY
    (PHOTO)       Mr. Gomory, 67, is President of Alfred P. Sloan Foundation in New York,
                  New York. He was Senior Vice President for Science and Technology of
                  International Business Machines Corporation (IBM) from 1985 to 1989. He is a Director of The Bank of New York, LEXMARK International, Inc.,
                  Polaroid Corp. and The Washington Post Company. He has served as a
                  Director of Ashland since 1989 and is a member of the Audit and Public
                  Policy--Environmental Committees of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY................................................6,000(1)(2)

                  PATRICK F. NOONAN
    (PHOTO)       Mr. Noonan, 54, is Chairman of The Conservation Fund in Arlington,
                  Virginia. He is a Director of International Paper Company and Saul
                  Centers, Inc., a Trustee of The National Geographic Society and serves on the Board of Advisors of the Duke University School of the
                  Environment. He has served as a Director of Ashland since 1991 and is
                  Chairman of the Public Policy--Environmental Committee and a member of the Audit Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY.............................................6,796(1)(2)(6)

                                       2
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
                  JANE C. PFEIFFER

    (PHOTO)       Mrs. Pfeiffer, 64, is a management consultant in Greenwich,
                  Connecticut. She is a Director of International Paper Company and J. C.
                  Penney Company, Inc. and a Trustee of Mutual Of New York. She has
                  served as a Director of Ashland since 1982 and is a member of the
                  Personnel and Compensation and the Public Policy-- Environmental
                  Committees of the Board of Directors. She also served on the 1996
                  Special Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY.............................................6,008(1)(2)(5)

                  MICHAEL D. ROSE
    (PHOTO)       Mr. Rose, 54, is Chairman of the Board of Directors of Promus Hotel
                  Corporation in Memphis, Tennessee and will retire on January 1, 1997 as
                  Chairman of the Board of Directors of Harrah's Entertainment, Inc.
                  (both of which formerly comprised The Promus Companies Incorporated of which Mr. Rose was Chairman of the Board of Directors from 1984 to
                  1995). Prior to April 1994, Mr. Rose also served as Chief Executive
                  Officer of The Promus Companies Incorporated. He is a Director of First
                  Tennessee National Corporation, General Mills, Inc., and Darden
                  Restaurants, Inc. He has served as a Director of Ashland since 1988 and is Chairman of the Finance Committee and a member of the Personnel and
                  Compensation Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY............................................15,853(1)(2)(6)

                  DR. ROBERT B. STOBAUGH
    (PHOTO)       Dr. Stobaugh, 69, is Charles E. Wilson Professor, Emeritus at the
                  Harvard Business School in Boston, Massachusetts. He is a Director of
                  Susquehanna Pfaltzgraff Company and the National Association of
                  Corporate Directors (NACD), where he was a member of the 1996 Blue
                  Ribbon Commission on Director Professionalism and Chairman of the 1995
                  Blue Ribbon Commission on Director Compensation. Author, co-author, or co-editor of ten books, Dr. Stobaugh directed the Energy Project at
                  Harvard Business School and is a former President of the Academy of
                  International Business. He has served as a Director of Ashland since
                  1977 and is a member of the Finance Committee and the Committee on
                  Directors of the Board of Directors. He also served as Chairman of the
                  1996 Special Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY............................................18,278(1)(2)(6)

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                         CONTINUING CLASS III DIRECTORS
                            (Term expiring in 1998)

                  JACK S. BLANTON
    (PHOTO)       Mr. Blanton, 69, is Chairman of the Board of Houston Endowment, Inc.
                  and President of Eddy Refining Company in Houston, Texas. He is a
                  Director of Baker Hughes Incorporated, Burlington Northern Santa Fe,
                  Inc., Pogo Producing Co., and SBC Communications, Inc. He has served as a Director of Ashland since 1988 and is Chairman of the Audit Committee and a member of the Public Policy- Environmental Committee of the Board
                  of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY............................................31,396(1)(2)(4)

                  SAMUEL C. BUTLER
    (PHOTO)       Mr. Butler, 66, is a Partner of Cravath, Swaine & Moore, Attorneys in
                  New York, New York. He is a Director of Millipore Corporation and
                  United States Trust Corporation. He has served as a Director of Ashland since 1970 and is a member of the Audit and Finance Committees of the
                  Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY...................................50,199(1)(2)(3)(4)(5)(6)

                  MANNIE L. JACKSON
    (PHOTO)       Mr. Jackson, 57, is the majority owner and Chairman of the Board of the
                  Harlem Globetrotters, International. Although retired as Senior Vice
                  President of marketing and administration for Honeywell Inc., he remains as a consultant with Honeywell, an Advisor to the Chairman, and a member of Honeywell's Southern Africa subsidiary's Board of
                  Directors. He serves on the Board of Advisors of Florida A&M's
                  Entrepreneurial Development Center, Howard University Business School
                  and the Humphrey Institute at the University of Minnesota. He is a
                  Director of Jostens, Inc., The Stanley Works and REEBOK Corporation. He
                  has served as a Director of Ashland since May, 1994 and is a member of the Audit and Public Policy--Environmental Committees of the Board of
                  Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY.............................................4,976(1)(2)(6)

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                          CONTINUING CLASS I DIRECTORS
                            (Term expiring in 1999)

                  THOMAS E. BOLGER
    (PHOTO)       Mr. Bolger, 69, is a Director and Chairman of the Executive Committee
                  of the Board of Directors of Bell Atlantic Corporation in Philadelphia,
                  Pennsylvania. He also served as Chairman of the Board of Directors of that company from 1984 to 1989. He is a Trustee of The National
                  Geographic Society. He has served as a Director of Ashland since 1987 and is Chairman of the Personnel and Compensation Committee and a
                  member of the Finance Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY............................................21,349(1)(2)(6)

                  FRANK C. CARLUCCI
    (PHOTO)       Mr. Carlucci, 66, is Chairman of The Carlyle Group in Washington, D.C.
                  He was Secretary of Defense of the United States of America from 1987 to 1989. He is a Director of BDM International, Bell Atlantic
                  Corporation, CB Commercial Real Estate Group, Inc., Mass Mutual Life
                  Insurance Company, General Dynamics Corporation, Kaman Corporation,
                  Neurogen Corporation, Northern Telecom Ltd., Quaker Oats Company,
                  SunResorts, Ltd., Texas Biotechnology Corporation, Pharmacia & Upjohn
                  Inc. and Westinghouse Electric Corporation. He has served as a Director of Ashland since 1989 and is Chairman of the Committee on Directors and a member of the Personnel and Compensation Committee of the Board of
                  Directors. He also served on the 1996 Special Committee of the Board of
                  Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY.........................................16,335(1)(2)(5)(6)

                  JAMES B. FARLEY
    (PHOTO)       Mr. Farley, 66, is the retired Chairman of Mutual Of New York, a position held from 1989 until 1993. Previously he had been President of that company from 1988 to 1990. He is presently a Trustee of Mutual of
                  New York and a Director of Harrah's Entertainment Inc. and Walter
                  Industries Inc. He has served as a Director of Ashland since 1984 and is a member of the Committee on Directors and the Public
                  Policy-Environmental Committee of the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY.............................................8,324(1)(2)(6)

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
                  W. L. ROUSE, JR.

    (PHOTO)       Mr. Rouse, 64, is an investor in Naples, Florida. He served as Chairman of the Board of Directors, President and Chief Executive Officer of
                  First Security Corporation in Lexington, Kentucky from 1982 to 1992. He is a Director of Kentucky American Water Company and K.U. Energy. He
                  has served as a Director of Ashland since 1986 and is a member of the
                  Personnel and Compensation Committee and the Committee on Directors of
                  the Board of Directors.
                  SHARES OF ASHLAND COMMON STOCK OWNED
                  BENEFICIALLY............................................18,239(1)(2)(6)

------------------------

(1) Includes shares of Ashland Common Stock with respect to which each of the individuals has the right to acquire beneficial ownership within 60 calendar days after September 30, 1996 through the exercise of stock options: as to Mr. Chellgren, 247,376 shares; as to all other directors except Mr. Jackson, 2,000 shares; and as to Mr. Jackson, 1,000 shares.

(2) Includes shares of Restricted Common Stock of Ashland as to which the director has voting power: as to directors except Mr. Jackson, 2,000 shares; and as to Mr. Jackson, 1,000 shares.

(3) Includes 3,880 shares owned in trust for the benefit of Mr. Butler.

(4) Includes the following shares of Ashland Common Stock as to which the respective persons disclaim any beneficial ownership: Mr. Butler, 750 shares owned by his wife; and Mr. Blanton, 2,000 shares owned by a trust for the benefit of his son for which he is co-trustee.

(5) Includes shares of Ashland Common Stock held under the Ashland Dividend Reinvestment Plan which provides participants with voting power with respect to such shares.

(6) Includes Common Stock Units held under the Deferred Compensation and Stock Incentive Plan For Non-Employee Directors. These Stock Units are payable in cash or Ashland Common Stock at the director's election upon termination of service from the Board.

(7) Includes shares of Ashland Common Stock held under Ashland's Employee Savings Plan and/or Leveraged Employee Stock Ownership Plan to which participants have voting power with respect to such shares and investment power with respect to the shares in the Employee Savings Plan.

    Shares shown above for each nominee and continuing director indicate beneficial ownership at September 30, 1996. No nominee or continuing director owns beneficially more than .46% of any class of Ashland stock.

    Except as otherwise indicated, the nominees and continuing directors have held the principal occupations described above during the past five years.

BOARD OF DIRECTORS

    The standing committees of the Board of Directors are the Committee on Directors, Audit Committee, Personnel and Compensation Committee, Public Policy-Environmental Committee and Finance Committee. The 1996 Special Committee was created in fiscal 1996 to consider the organizations and procedures of the Board and its Committees. During fiscal 1996, seven meetings of the Board of Directors were held. The Committee on Directors met four times, the Audit Committee met three times, the Personnel and Compensation Committee met five times, the Public Policy-Environmental Committee met two times and the Finance Committee met two times. The 1996 Special Committee met three times. Each director attended at least 75% of the total meetings of the Board and the Committees on

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which they served with the exception of Mr. Fitzgerald, Mr. Gomory and Ms.
Pfeiffer who attended 60%, 67% and 71% respectively, of such meetings. Overall attendance at Board and Committee meetings was 89%.

    THE COMMITTEE ON DIRECTORS is responsible for recommending nominees for membership to the Board of Directors. Current members of the Committee are Mr. Carlucci (Chairman), Mr. Farley, Mr. Rinehart, Mr. Rouse and Dr. Stobaugh.

    Nominees for directors are selected on the basis of recognized achievements and their ability to bring various skills and experience to the deliberations of the Board. The Committee will consider candidates recommended by other directors, employees and shareholders. Written suggestions for candidates to serve as directors should be sent to the Secretary of Ashland at Ashland Inc., 1000 Ashland Drive, Russell, Kentucky 41169. Ashland's By-laws require that written notice of a shareholder's intention to nominate any person for election as a director at a meeting of shareholders must be received by the Secretary of Ashland not later than (i) 90 days in advance of such meeting (provided that if the annual meeting of shareholders is held earlier than the last Thursday in January, such notice must be given within 10 days after the first public disclosure, which may include any public filing with the Securities and Exchange Commission, of the date of the annual meeting), and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The notice must contain:
(a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of Ashland entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the consent of each nominee to serve as a director if so elected; and (f) a representation as to whether or not the shareholder will solicit proxies in support of his nominee(s). The chairman of any meeting of shareholders to elect directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder fails to comply with the representations set forth in the notice.

    THE AUDIT COMMITTEE is responsible for recommending the selection of Ashland's independent auditors, the audit fees and the services provided by the independent auditors, reviewing the scope and findings of external and internal audits and reviewing the adequacy of Ashland's policies, procedures and internal controls. Current members of the Committee are Mr. Blanton (Chairman), Mr. Butler, Mr. Fitzgerald, Mr. Gomory, Mr. Jackson and Mr. Noonan.

    THE PERSONNEL AND COMPENSATION COMMITTEE is responsible for approving salaries of all corporate officers of Ashland and all awards and participation under Ashland's incentive plans. It recommends the establishment of policies dealing with compensation, position evaluations and personnel engagements, transfers and terminations. In addition, it administers various Ashland employee compensation plans and oversees Ashland's welfare and retirement and savings plans, including the contribution levels, selection of investment managers, determination of investment guidelines and the review of their performances. Current members of the Committee are Mr. Bolger (Chairman), Mr. Carlucci, Ms. Pfeiffer, Mr. Rose and Mr. Rouse.

    THE PUBLIC POLICY-ENVIRONMENTAL COMMITTEE is responsible for the oversight of policies, programs and practices in relation to public issues affecting Ashland and the oversight of Ashland's environmental,

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health and safety compliance policies, programs and practices. Current members of the Committee are Mr. Noonan (Chairman), Mr. Blanton, Mr. Chellgren, Mr. Farley, Mr. Gomory, Mr. Jackson and Ms. Pfeiffer.

    THE FINANCE COMMITTEE is responsible for reviewing Ashland's fiscal policies, financial and capital structure and its current and contemplated financial requirements and evaluating significant financial matters and decisions such as capital structure, dividend action, offerings of corporate stock and debt securities and major borrowings. Current members of the Committee are Mr. Rose (Chairman), Mr. Bolger, Mr. Butler, Mr. Chellgren, Mr. Fitzgerald, Mr. Rinehart and Dr. Stobaugh.

    THE 1996 SPECIAL COMMITTEE, which was created at the March 21, 1996 meeting of the Board of Directors, was given the responsibility to review the Board and Committee organizations and procedures, update the work of previous special committees in 1980 and 1990 in that regard, and provide any other recommendations as to procedure, organization, protocol or mission of the Board or its Committees as the 1996 Special Committee deemed appropriate. The Special Committee will terminate upon completion of its mission. Current members of the 1996 Special Committee are Dr. Stobaugh (Chairman), Mr. Carlucci, Mr. Fitzgerald and Ms. Pfeiffer.

COMPENSATION OF DIRECTORS

    Directors who are employees of Ashland are not compensated for service on the Board or its Committees. Non-employee directors receive an annual retainer of $30,000, $1,000 for each Board meeting attended, $1,000 per year for each Committee assignment ($2,000 if Chairperson) and $1,000 for each Committee meeting attended ($2,000 if Chairperson). Non-employee members of the Board may additionally receive compensation at the rate of $1,000 per day for services for special assignments as designated by the Chairman of the Board from time to time.

    Pursuant to the Ashland Inc. Deferred Compensation and Stock Incentive Plan for Non-Employee Directors (the "Directors' Plan") previously approved by Ashland's shareholders, non-employee directors may receive their directors' fees in cash or Ashland Common Stock and may defer receipt until termination of service. Deferred amounts may earn income based either on the prime rate of interest or on a hypothetical investment in Ashland Common Stock ("Stock Units"), or a combination of both, at the director's election. Upon termination of service, deferred amounts (together with accrued earnings, if any) may be received in cash or Ashland Common Stock, or a combination of both, in a lump sum or installments at the director's election. Upon a "change of control" of Ashland (as defined in the Directors' Plan), each participating director will receive an automatic cash distribution of all amounts in such director's account.

    Under the Directors' Plan, each year following the Annual Meeting, each non-employee director is granted an option to purchase 1,000 shares of Ashland Common Stock at an exercise price equal to the fair market value of the stock on the date of grant provided the return on common shareholders' equity of Ashland for the preceding fiscal year is equal to or greater than 10%. Since the return on equity for Ashland's 1996 fiscal year was greater than 10%, options will be issued under the Directors' Plan following the Annual Meeting on January 30, 1997.

    Pursuant to stock incentive plans previously approved by Ashland's shareholders, upon becoming a director of Ashland, each non-employee director receives an award of 1,000 shares of Restricted Stock of Ashland (the "initial award"). In addition, each non-employee director has received or will receive an award of 1,000 shares of Restricted Stock of Ashland upon the later of January 31, 1994 or the fifth anniversary of his or her initial award (the "subsequent award"). As a condition to any award, the director is required to pay to Ashland an amount equal to the par value of the shares of Restricted Stock awarded to him or her. The Restricted Stock may not be sold, assigned, transferred or otherwise encumbered until the earliest to occur of: (a) normal retirement from the Board at age 70; (b) the death or disability of such director; (c) a 50% change in the beneficial ownership of Ashland; or, in the case of a subsequent award only, (d) voluntary early retirement to take a position in governmental service. In the case of voluntary resignation or termination of the director for any reason prior to the events described above, the grant of Restricted Stock to such director will be forfeited.

    It is anticipated that effective January 1, 1997, Ashland will terminate its retirement plan for non-employee directors (the "Director Retirement Plan") except for current directors who are at least 69 years old and have elected to remain covered by the plan and non-employee directors who have previously retired. Under the Director Retirement Plan, each non-employee director who retires at age 70, or earlier if the director has at least five years of continuous service, is eligible to participate. Under the plan, upon retirement at age 70 with at least ten years of continuous service as a director of Ashland, the director would receive the annual retainer in effect on his or her date of retirement, for life. Upon retirement at age 70 with less than ten years of continuous service as a director of Ashland, or upon retirement as a result of permanent or total disability, the director would receive, at his or her election, either (1) for life, an annual amount equal to 10% of the annual retainer in effect on the date of his or her retirement multiplied by the number of years of continuous service as a director of Ashland (up to a maximum of ten years in the case of disability), or (2) an annual payment of 100% of the annual retainer in effect on the date of his or her retirement for a number of years equal to the number of years of continuous service as a director of Ashland. Upon retirement prior to age 70, the director would receive, commencing at age 65, the amount of the annual retainer in effect on the date of his or her retirement for a number of years equal to the number of years of continuous service as a director of Ashland.

    In connection with termination of the Director Retirement Plan, Ashland has prospectively terminated eligibility for the Director Death Benefit Program under which Ashland pays a one-time $50,000 death benefit to the designated beneficiary of each active or retired director of Ashland who was not an employee of Ashland on the date of his or her death. Retired directors and current directors who are at least 69 years old and who have elected to remain covered under the Director Retirement Plan will remain eligible for the death benefit under the program. However, the program has been terminated for all other current directors and any new directors elected to the Board. For current directors not continuing in the Director Retirement Plan and the Director Death Benefit Program, Ashland has valued their existing benefit under these plans and provided them with commensurate Common Stock Units in the Directors' Plan.

    Directors of Ashland participate in the Directors' Charitable Award Program. Pursuant to the program, Ashland has purchased joint life insurance contracts in the amount of $1 million on each director. Upon the death of a director, Ashland will donate an amount equal to $1 million to one or more charitable organizations recommended by the director. The donations are funded with the proceeds Ashland receives from the joint life insurance contracts. Directors derive no financial benefit from the program since all charitable deductions accrue solely to Ashland.

    The Board of Directors of Ashland considers stock ownership in the Company by management to be of utmost importance. Such ownership enhances management's commitment to the future of the Company and further aligns management's interests with those of Ashland's shareholders. In keeping with this philosophy, in fiscal year 1993, the Board established minimum stock ownership guidelines for directors and certain executive officers. These guidelines require directors to own Ashland Common Stock having a value of at least five times their annual retainer. Each director will have five years from 1993 (or, if later, the year the director was elected to the Board) to reach this ownership level. For further information as to these guidelines as they pertain to Ashland's executive officers, see the Personnel and Compensation Committee Report on Executive Compensation in this Proxy Statement.

STOCK OWNERSHIP OF CERTAIN PERSONS

    The following table shows as of September 30, 1996, certain information regarding those persons known by Ashland management to be the owners of more than 5% of Ashland's outstanding Common Stock and the beneficial ownership of each class of Ashland equity securities by each of the executive officers named under "Executive Compensation" and all directors and executive officers as a group.

                                                                          AMOUNT AND
                                                      CLASS OF            NATURE OF            PERCENT OF
                                                        STOCK        BENEFICIAL OWNERSHIP       CLASS (7)
                                                     -----------  --------------------------  -------------
Key Trust Company of Ohio, NA......................       Common      8,670,439(1)                  13.4%
  127 Public Square
  Cleveland, Ohio 44114
Capital Research and Management Company............       Common      3,519,100(2)                   5.5%
  333 South Hope St., 52nd Floor
  Los Angeles, California 90071
James R. Boyd......................................       Common        183,637(3)(4)(5)
John A. Brothers...................................       Common        149,649(3)(4)(5)
Paul W. Chellgren..................................       Common        295,366(3)(4)
David J. D'Antoni..................................       Common        105,342(3)(4)(5)
John R. Hall.......................................       Common        464,361(3)(4)(6)
All directors and executive
  officers as a group..............................       Common      2,418,850(3)(4)(5)(6)          3.8%
                                                       Preferred            200

------------------------

(1) Key Trust Company of Ohio, NA ("Key") has advised Ashland that as of September 30, 1996, it was the record owner of 8,670,439 shares of Ashland Common Stock or 13.4% of the shares of Ashland Common Stock outstanding on such date. Key has advised Ashland that these shares include 8,611,803 shares held by it as trustee under the Ashland Leveraged Employee Stock Ownership Plan ("LESOP"). Key has informed Ashland that it will vote shares allocated to the account of a participant in the LESOP in accordance with instructions received from such participant and, if the participant has not provided voting instructions, Key will vote those shares in the same proportion as shares for which instructions are received from other participants in the LESOP. Key has advised Ashland that the remaining 58,636 shares of Ashland Common Stock held by it as of September 30, 1996 were held by it in a variety of fiduciary capacities.

(2) Based upon a Form 13F filed with the Securities and Exchange Commission on or about November 12, 1996, Capital Research and Management Company ("Capital") held in the aggregate 3,519,100 shares of Ashland Common Stock as of September 30, 1996. Based upon information provided in the filing, Ashland understands that Capital has no voting authority with respect to any of these shares.

(3) Includes shares of Ashland Common Stock held under Ashland's Employee Savings Plan and/or Leveraged Employee Stock Ownership Plan to which participants have voting power with respect to such shares and investment power with respect to the shares in the Employee Savings Plan.

(4) Includes shares of Ashland Common Stock with respect to which each of the individuals has the right to acquire beneficial ownership within 60 calendar days after September 30, 1996 through the exercise of stock options: as to Mr. Brothers, 116,250 shares; Mr. Boyd, 156,750 shares; Mr. Chellgren, 247,376 shares; Mr. D'Antoni, 82,000 shares; Mr. Hall, 348,000 shares; and all directors and executive officers as a group, 1,801,501 shares.

(5) Includes Common Stock Units held by non-employee directors under the Deferred Compensation and Stock Incentive Plan For Non-Employee Directors and by executive officers under the Deferred Compensation Plan. Upon termination of service with Ashland, these Stock Units are payable in cash or Ashland Common Stock at the election of the individual.

(6) Includes the following shares of Ashland Common Stock as to which the respective person disclaims any beneficial ownership: Mr. Hall, 1,000 shares owned by his wife.

(7) Other than as indicated, share ownership does not exceed 1% of the class so owned.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table is a summary of compensation information for each of the last three fiscal years ended September 30, 1996, 1995, and 1994 for the Chief Executive Officer and each of the other four most highly compensated executive officers at September 30, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                            ----------------------
                                                           ANNUAL COMPENSATION
                                               -------------------------------------------   AWARDS      PAYOUTS
                                                                               OTHER        ---------  -----------
                                                                              ANNUAL         OPTIONS      LTIP
   NAME AND PRINCIPAL POSITION        YEAR       SALARY      BONUS(1)     COMPENSATION(2)      (#)     PAYOUTS(3)
----------------------------------  ---------  -----------  -----------  -----------------  ---------  -----------
John R.Hall                              1996  $   909,569  $   740,713     $    14,337             0  $   583,464
  Chairman of the Board and              1995      876,988            0           9,694        50,000            0
  Chief Executive Officer                1994      797,262      836,741           8,042        50,000      209,226
Paul W. Chellgren                        1996      580,699      514,782          14,041        50,000      347,760
  President and                          1995      548,118            0          10,252        40,000            0
  Chief Operating Officer                1994      498,289      584,911           5,539        40,000      106,904
John A. Brothers                         1996      411,664      344,513          19,674        25,000      266,616
  Senior Vice President and              1995      398,631      210,158          11,468        25,000            0
  Group Operating Officer                1994      368,734      349,960          11,222        25,000       90,768
James R. Boyd                            1996      355,127      371,673           9,957        25,000      213,293
  Senior Vice President and              1995      338,836      141,666           2,052        25,000            0
  Group Operating Officer                1994      308,939      368,338           4,218        25,000       65,472
David J. D'Antoni
  Senior Vice President and              1996      340,178      333,160           3,834        15,000      269,906
  President of Ashland Chemical          1995      323,888      326,727           2,590        15,000            0
  Company                                1994      298,973      307,944             495        10,000      156,062

                                        ALL OTHER
   NAME AND PRINCIPAL POSITION       COMPENSATION(4)
----------------------------------  -----------------
John R.Hall                           $      54,217
  Chairman of the Board and                 117,079
  Chief Executive Officer                   116,905
Paul W. Chellgren                            32,871
  President and                              76,017
  Chief Operating Officer                    73,849
John A. Brothers                             22,446
  Senior Vice President and                  28,656
  Group Operating Officer                    58,528
James R. Boyd                                26,483
  Senior Vice President and                  41,962
  Group Operating Officer                    43,892
David J. D'Antoni
  Senior Vice President and                  36,035
  President of Ashland Chemical              37,843
  Company                                    49,101

------------------------

(1) Amounts received under Ashland's Incentive Compensation Plan for each of the fiscal years ended September 30, 1994, 1995 and 1996.

(2) None of the named executives received perquisites and other personal benefits, securities or property in excess of the lesser of $50,000 or 10% of total salary and bonus. All amounts shown in this column reflect reimbursement of taxes paid by the named executives.

(3) Amounts received under Ashland's Performance Unit Plan for the FY 1991--1994 performance period and the FY 1993--1996 performance period.

(4) Amounts shown in this column reflect employer matching contributions under Ashland's Employee Savings Plan and allocations of stock under Ashland's LESOP as provided on the same basis for all employees and related forfeiture payments under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). For fiscal 1996, these payments were as follows:

                          SAVINGS PLAN    LESOP    ERISA FORFEITURE PAYMENTS
                          ------------  ---------  --------------------------
John R. Hall               $    1,800   $   7,026         $     45,391
Paul W. Chellgren               1,800       7,026               24,045
John A. Brothers                1,800       7,026               13,620
James R. Boyd                   1,800       7,026               17,657
David J. D'Antoni               1,800       7,026               27,209

STOCK OPTION GRANTS

    The following table sets forth certain information concerning stock options granted in fiscal year 1996 to the named executive officers.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                       INDIVIDUAL GRANTS                                             POTENTIAL REALIZABLE
-----------------------------------------------------------------------------------------------        ANNUAL RATES OF
                                                         % OF TOTAL                                      STOCK PRICE
                                                           OPTIONS       EXERCISE                      APPRECIATION FOR
                                            OPTIONS      GRANTED TO       OR BASE                        OPTION TERM*
                                            GRANTED     EMPLOYEES IN       PRICE    EXPIRATION   ----------------------------
NAME                                          (#)        FISCAL YEAR      ($/SH)       DATE           5%             10%
-----------------------------------------  ---------  -----------------  ---------  -----------  -------------  -------------
John R. Hall.............................          0             --             --           --             --             --
Paul W. Chellgren........................     50,000            6.1%     $   39.00     10/19/06  $   1,239,285  $   3,148,129
John A. Brothers.........................     25,000            3.0%         39.00     10/19/06        619,643      1,574,065
James R. Boyd............................     25,000            3.0%         39.00     10/19/06        619,643      1,574,065
David J. D'Antoni........................     15,000            1.8%         39.00     10/19/06        371,786        944,439

------------------------

* Option Value assuming stock price appreciation rates of 5% and 10% compounded annually for the 10 year and 1 month term of the options. At the 5% and 10% rates, the stock price at October 19, 2006 (the expiration date of the $39.00 options) would be $63.79 and $101.96, respectively, and the potential realizable value for all Ashland shareholders if all 64,459,623 shares outstanding on September 19, 1996 (the grant date of the $39.00 options) were held until October 19, 2006 would be $4,111,602,617 and $6,572,469,966, respectively. Actual gains will be dependent on future stock market conditions and there can be no assurance that these amounts will be achieved.

STOCK OPTION EXERCISES

    The following table sets forth certain information concerning stock options exercised in fiscal year 1996 by each of the named executive officers and the value of unexercised options held by such officers on September 30, 1996.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996
                      AND FISCAL YEAR END OPTION VALUES(1)

                                                                                             VALUE OF
                                                                    NUMBER OF               UNEXERCISED
                                                                   UNEXERCISED             IN-THE-MONEY
                                                                     OPTIONS                  OPTIONS
                                                                  AT FY-END (#)            AT FY-END(1)
                               SHARES ACQUIRED     VALUE          EXERCISABLE/             EXERCISABLE/
            NAME               ON EXERCISE (#)  REALIZED ($)      UNEXERCISABLE            UNEXERCISABLE
-----------------------------  ---------------  ------------  ---------------------  -------------------------
John R. Hall.................        40,000      $  442,500          348,000/37,500(2)       $2,563,874/$195,313
Paul W. Chellgren............        27,124         288,017          247,376/80,000         1,944,521/ 193,750
John A. Brothers.............        97,500         955,000          116,250/43,750           801,093/ 116,405
James R. Boyd................         6,000          69,375          156,750/43,750         1,180,280/ 116,405
David J. D'Antoni............         9,000          89,438           82,000/25,000           572,999/  64,999

------------------------

(1) Based on the closing price of Ashland Common Stock as reported on the New York Stock Exchange Composite Tape on September 30, 1996 of $39.75 per share.

(2) These unexercisable options include options on 25,000 shares at an exercise price of $33.875 per share and 12,500 options at an exercise price of $35.875 per share which would not be vested upon Mr. Hall's retirement as Chairman of the Board and as an employee of Ashland at the Annual Meeting. The Personnel & Compensation Committee has accelerated the vesting of these options upon Mr. Hall's retirement and permitted them to be exercisable upon the same terms and conditions as originally granted. The value of these options based on the $39.75 per share closing price of Ashland Common Stock on the New York Stock Exchange Composite Tape on September 30, 1996 is $195,312.50.

RETIREMENT PLANS

  PENSION PLANS

    Ashland maintains qualified pension plans (the "qualified plans") under which executive officers are entitled to benefits on the same basis as other employees. Upon a "change in control" of Ashland (as defined in the plans), the qualified plans will automatically terminate and the funds in such plans, together with any excess assets, will be distributed to the participants.

    To the extent that benefits under the qualified plans exceed limits established by the Internal Revenue Code of 1986, as amended (the "Code"), they are payable under a nonqualified excess benefit pension plan (the "non-qualified plan") which provides for the payment of benefits in excess of certain limitations imposed by the provisions of ERISA or limitations on compensation or benefits that may be imposed by the Code. The plan also provides that participants may, at the discretion of the Personnel and Compensation Committee, receive their retirement benefit under the non-qualified plan in a lump-sum distribution. The plan also provides that those who are approved to receive a lump sum may defer the payment of all or any part of it, in 25% increments, through the Ashland Inc. Deferred Compensation Plan.

    The following table shows the estimated annual benefits payable under the qualified and non-qualified plans assuming continued employment until the normal date of retirement at age 65, based on a straight-life annuity form of retirement income. The amounts in the table are not subject to any reductions for social security benefits received by the participant but are subject to reductions for the actuarial value of 50% of a participant's LESOP account and the actuarial value of 50% of any shares forfeited under the LESOP because of the limitations established by the Code.

                                 ESTIMATED ANNUAL RETIREMENT BENEFITS
              ---------------------------------------------------------------------------
  AVERAGE                               YEARS OF PARTICIPATION
   ANNUAL     ---------------------------------------------------------------------------
 EARNINGS*        10           15           20           25           30           35
------------  -----------  -----------  -----------  -----------  -----------  ----------
$     25,000  $     3,300  $     4,950  $     6,601  $     8,251  $     9,901  $   11,552
      50,000        7,050       10,575       14,101       17,626       21,151      24,677
     100,000       14,550       21,825       29,100       36,376       43,650      50,925
     200,000       29,550       44,325       59,100       73,876       88,650     103,425
     300,000       44,550       66,825       89,100      111,376      133,650     155,925
     400,000       59,550       89,325      119,100      148,876      178,650     208,425
     500,000       74,550      111,825      149,100      186,376      223,650     260,925
     600,000       89,550      134,325      179,100      223,876      268,650     313,425
     800,000      119,550      179,325      239,101      298,876      358,651     418,427
   1,000,000      149,550      224,325      299,101      373,876      448,651     523,427
   1,200,000      179,550      269,325      359,101      448,876      538,651     628,427
   1,400,000      209,550      314,325      419,101      523,876      628,651     733,427

------------------------

* Average annual earnings includes a participant's salary during the highest consecutive 36 month period of the final 120 month period prior to retirement, but excludes other forms of compensation included in the Summary Compensation Table.

    As of October 1, 1996, Messrs. Hall, Chellgren, Brothers, Boyd and D'Antoni had credited service in the combined plans of 34, 21, 26, 14 and 22 years, respectively.

  SUPPLEMENTAL EARLY RETIREMENT PLAN

    Under the Supplemental Early Retirement Plan, eligible key executive employees may retire prior to their normal retirement date. Messrs. Hall and Brothers are currently eligible to participate in the plan. The plan provides that the maximum total annual benefit payable to a participant under the plan is an amount equal to 50% of the final average annual compensation (salary plus incentive compensation awards) received by the participant during the highest 36 months of the final 60 month period prior to retirement. The amount payable under the plan is reduced to the extent payments are made under the qualified and non-qualified pension plans of Ashland, subject to reductions for the actuarial value of 50% of a participant's LESOP account and the actuarial value of 50% of any shares forfeited under the LESOP because of the limitations established by the Code. In addition, if the executive has entered into an Executive Employment Agreement with Ashland, the amount payable under the plan is reduced to reflect payments, if any, under such Agreement.

    The plan provides that participants may, at the discretion of the Committee, receive their retirement benefit under the plan in a lump-sum distribution. The plan also provides that those who are approved to receive a lump sum may defer the payment of all or any part of it, in 25% increments, through the Ashland Inc. Deferred Compensation Plan. The retirement benefit received as a lump-sum distribution is equal to the actuarial present value of all expected future payments if the participant received monthly payments discounted at the average of the monthly published Pension Benefit Guaranty Corporation ("PBGC") rates used to value annuities in effect during the six month period ending on January 1 or July 1 immediately preceding the calculation date. The estimated lump-sum value of the retirement benefit under the plan to Mr. Hall at age 64 and Mr. Brothers, assuming retirement at age 62, using the current PBGC rate is $2,610,922 and $1,781,498, respectively.

    Upon a "change in control" of Ashland (as defined in the plan), eligible key executive employees may, in their discretion, elect to retire at an earlier age pursuant to the plan. Ashland normally enters into consulting agreements with its retiring key executive employees who participate in the plan. Under these agreements, a retiring employee receives payment of a mutually agreeable per diem compensation for services rendered to Ashland.

EXECUTIVE EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

    Currently, the named executive officers have employment agreements with Ashland which provide for continuation of their then-current salaries for two years after termination of their employment by Ashland without "Cause". In the event of termination without "Cause" or resignation for "Good Reason" within two years after any "change in control" of Ashland, the executive officers would receive a payment equal to three times their annual compensation, including incentive payments, based on the average of the preceding five years. In addition, the agreements provide for continuation of certain benefits for a period of one year. The terms "Cause", "Good Reason" and "change in control" are defined in the agreements. In no event shall the total payment to any executive officer exceed an amount which would be deemed an "excess parachute payment" under Section 280G of the Code.

    As described in the Aggregated Option Exercises in Fiscal Year 1996 and Fiscal Year End Option Values table above, the Personal & Compensation Committee voted to accelerate the vesting of Mr. Hall's options on 37,500 shares of Ashland Common Stock in connection with his retirement.

PERSONNEL AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD

    The Personnel and Compensation Committee (the "Committee") is comprised entirely of non-employee members of Ashland's Board of Directors (the "Board"). It is the Committee's responsibility to review, recommend and approve changes to the Company's executive compensation policies and programs. It is also the Committee's responsibility to review and approve all compensation payments to the Chief Executive Officer and Ashland's other executive officers.

                  ASHLAND'S COMPENSATION POLICY AND OBJECTIVES

    Ashland's executive compensation program is designed to enable the Company to attract, retain and motivate the high caliber of executives required for the success of its business. The purpose of this program and the specific objectives of the Committee are to:

    - Pay for performance, motivating both long- and short-term performance for the benefit of Ashland's shareholders;

    - Provide a total compensation program competitive with those of companies with which Ashland competes for top management talent;

    - Place greater emphasis on variable incentive compensation versus fixed or base pay, particularly for Ashland's executive officers;

    - Reward executives based primarily on the performance of their particular business units, while including a component recognizing corporate performance;

    - Encourage significant Ashland Common Stock ownership by Ashland's executive officers in order to align their interests with those of Ashland's shareholders; and

    - Most importantly, join shareholder and management interests in achieving superior performance which should translate into a superior total return to Ashland's shareholders.

    Overall, Ashland's executive compensation program is designed to be performance-oriented, with a large portion of executive compensation "at risk". The portion of total compensation represented by annual and long-term incentives that relate directly to performance has grown significantly and now constitutes over 60% of the total compensation of Ashland's executive officers.

    Ashland uses annual and long-term bonus programs to enhance the commitment of senior and mid-level managers to the objectives of the Company, its principal business units, and Ashland's shareholders. Today approximately 340 of Ashland's management and professional employees participate in the Company's annual incentive plan, and approximately 500 employees participate in the Company's stock option program.

                        ASHLAND'S COMPENSATION PROGRAMS

    In order to further the Committee's objectives, the executive compensation program for Ashland's executive officers includes three primary components: (1) base pay; (2) an annual incentive bonus; and (3) a long-term incentive program consisting of stock options and performance shares or units. The overall program is designed to provide total compensation opportunities which are comparable to the opportunities provided by a group of nineteen companies of similar size and diversity to Ashland (the "Compensation Peer Group"). This Compensation Peer Group contains a larger number of companies than the peer group of companies selected for comparison in the Five-Year Cumulative Total Return Performance Graph.

BASE SALARY

    Annual salary is designed to compensate executives for their sustained performance. Base salary levels for executive officers are reviewed each year by the Committee and are generally less than the median of the Compensation Peer Group. In addition, consideration is given to individual experience as well as individual and corporate, subsidiary or division performance. Increases in salaries are typically granted annually; however, executive salary increases were delayed to a sixteen-month period during the last two fiscal year periods.

ANNUAL INCENTIVE BONUS

    Incentive compensation is awarded annually based 20% upon the participant's individual performance for the last fiscal year and 80% upon the Company's operating performance as further described below. Within ninety days of the beginning of each fiscal year, (i) corporate Return on Equity ("ROE") Hurdles and Targets, (ii) division and subsidiary Return on Investment ("ROI") Hurdles and Targets, and (iii) for the Chairman of the Board and Chief Executive Officer and President and Chief Operating Officer, in addition to the ROE Hurdles and Targets, a net income Target, are set by the Committee for the upcoming fiscal year. "Hurdles" are the minimum objectives that must be reached in order to trigger a bonus payout. If the applicable "Target(s)" is achieved, maximum incentive payments may be earned. The Committee may adjust incentive awards downward based on such factors as the Committee deems appropriate.

    Awards for the Chief Executive Officer, President and Chief Operating Officer and senior vice presidents (other than group operating officers and division and subsidiary presidents) are based upon overall corporate performance. For Ashland group operating officers, awards are based upon the performance of the business units for which they are responsible in addition to a corporate performance component. Awards to corporate employees are based equally upon general overall corporate performance and division performance and for division employees are entirely based on division performance. A participant's maximum potential payout is generally a fixed percentage of the midpoint of the annual salary range for the position held by the participant and is dependent upon the participant's level of participation in Ashland's Incentive Compensation Plan.

    Based on substantially improved overall company performance in fiscal 1996, incentive payments were made to most executive officers and divisional and corporate staff executives. Such payments were made 80% in cash and 20% in shares of Ashland Common Stock, in keeping with the Committee's belief that stock ownership provides a direct relationship between an executive's compensation and the shareholders' interests. It is anticipated that payment of any fiscal 1997 awards will also be made 80% in cash and 20% in shares of Ashland Common Stock.

LONG-TERM INCENTIVE COMPENSATION

  PERFORMANCE SHARES/UNITS

    The performance share/unit program is a long-term incentive plan primarily tied to company performance. It is designed to motivate senior executives whose work most affects Company earnings and to tie their compensation directly to Ashland's long-term financial objectives. Historically, the Committee has granted awards of performance shares or units to selected employees every two years with each award covering a four-year performance cycle. The number of performance shares or units awarded is based on the employee's responsibility level, performance, and salary level. Awards granted to date under the plan have generally ranged from 70% to 160% of an employee's base salary. Payment of an award is made only if one or more of the established performance objectives are met over the four-year performance period. In the past, awards were denominated in cash and have been paid in cash. In keeping with the goal of increasing stock ownership by executives, performance awards for the fiscal 1993-1996 performance period were paid 50% in stock and 50% in cash. In addition, performance awards for the fiscal 1995-1998 performance period to certain of Ashland's executive officers were denominated in shares of Ashland Common Stock. It is anticipated that payment of these awards will be made in shares of Ashland Common Stock.

    Performance objectives are determined by the Committee at the beginning of each performance period. Awards are based on achievement of the following performance objectives: (a) a minimum four-year average corporate ROE (the "corporate objective"); (b) total return to shareholders ("TRS") at least equal to or greater than the median of the TRS of a peer group of companies over the four-year period (the "peer TRS objective"); and (c) TRS at least equal to or greater than the median of the companies in the Standard & Poor's 500 over the four-year period (the "S&P TRS objective"). These objectives are weighted 50%, 25%, and 25%, respectively. Awards made to division and subsidiary personnel are based on achievement of the following performance objectives: (a) a minimum four-year average ROI for the applicable division or subsidiary; (b) the corporate objective; (c) the peer TRS objective; and (d) the S&P TRS objective. These objectives are weighted 50%, 25%, 12.5%, and 12.5%, respectively. For the performance period beginning in fiscal 1995, in addition to the performance objectives above, certain awards are based upon achievement of an average net income objective for the four-year period. If the foregoing objectives are met, the Committee may adjust any award payment downward based on such factors as the Committee deems appropriate.

  STOCK OPTIONS

    Ashland's employee stock option program is a long-term plan designed to link executive compensation with increased shareholder value over time. The Committee believes that the use of stock is an important key employee retention and motivation tool and results in long-term management for the benefit of Ashland's shareholders. In determining the amount of stock options to be granted annually to key employees, a target number of shares for each executive grade level is established.

    All stock options are granted with an exercise price equal to the fair market value of Ashland Common Stock on the date of grant. Accordingly, the upside or downside value of options granted to an executive corresponds exclusively with Ashland's stock price performance. In the event that Ashland's stock price declines to a level below the option grant price, options are not re-valued or re-issued. Vesting of awards generally occurs over a period of three years.

STOCK OWNERSHIP GUIDELINES

    The Committee and Senior Management believe that linking a significant portion of an executive's current and potential future net worth to the Company's success, as reflected in the stock price, gives the executive a stake similar to that of the Company's owners and results in long-term management for the benefit of those owners. Consistent with this philosophy, the Committee has adopted Stock Ownership Guidelines for Ashland's executive officers and designated key managers. These guidelines establish minimum levels of stock ownership as follows: the Chief Executive Officer--stock having a value equal to five times base salary; the President--four times base salary; senior vice presidents, division and subsidiary presidents and administrative vice presidents--three times base salary; and designated key managers--one times base salary. In keeping with this philosophy, payment of incentive compensation for fiscal 1994, 1995 and 1996 was generally made 20% in Ashland Common Stock and it is anticipated that payment of fiscal 1997 incentive compensation will also be made 20% in stock. As previously stated, fiscal 1993-1996 performance unit awards were paid 50% in stock and 50% in cash. In addition, fiscal 1995 -1998 performance awards to certain executive officers were denominated 100% in stock and it is anticipated that any payment will be made 100% in stock.

DEDUCTIBILITY OF COMPENSATION

    Under Section 162(m) of the Internal Revenue Code, the Company is subject to the loss of the deduction for compensation in excess of $1,000,000 paid to one or more of the executive officers named in this proxy statement. The deduction can be preserved if the Company complies with certain conditions in the design and administration of its compensation programs. The Committee will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to ensure that all future amounts paid to its executive officers will be fully deductible by the Company.

OTHER PLANS

    Ashland also maintains an Employee Savings Plan, pension, insurance and other benefit plans for its employees. Executives participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Ashland made important progress in fiscal 1996. Financial results improved significantly. Net income for fiscal 1996 rebounded to $211 million, or $2.97 per share, including an after-tax gain of $48 million, or 73 cents per share, from the settlement of Ashland's claims in the Columbia Gas bankruptcy reorganization. Ashland's 1996 results compare to net income of $24 million, or 8 cents per share, for fiscal 1995 when unusual charges reduced results by $79 million, or $1.27 per share. During fiscal 1996, the price of Ashland Common Stock increased 19 percent. The Company delivered a total return to shareholders of 23 percent and a return on average common shareholders' equity of 13.3 percent. At the same time, Ashland's financial position improved. Total debt declined 5 percent during fiscal 1996, while debt as a percentage of total capitalization declined to 49 percent, compared to 53 percent at the end of fiscal year 1995.

    Considering these and other positive factors, Mr. Hall received an annual bonus for fiscal 1996 of $740,713 as performance for the year exceeded the established Hurdle, although it did not meet the Target. A performance unit award payout of $583,464 was paid for the achievement of a four-year average 11.4% ROE and 16.4% TRS for the FY 1993-1996 performance period. In addition, Mr. Hall's base salary increased in fiscal 1996 to $930,000. Mr. Hall did not receive an award of stock options in fiscal 1996.

    At the January 25, 1996 Annual Meeting, Mr. Hall announced his retirement as Chief Executive Officer and Chairman of the Board of Directors of Ashland effective September 30, 1996 and January 30, 1997, respectively. Mr. Chellgren became Ashland's Chief Executive Officer on October 1, 1996, and is expected to become Chairman of the Board at the January 30, 1997 Annual Meeting. Consistent with his assumption of duties as Chief Executive Officer, Mr. Chellgren received a base salary increase of $150,000 effective October 1, 1996.

SUMMARY

    The Committee believes that the compensation and long-term incentive plans provided to Ashland's executive officers are structured and operated to create strong linkage and alignment with the long-term best interests of Ashland and its shareholders.

                                          PERSONNEL AND COMPENSATION
                                          COMMITTEE

                                          Thomas E. Bolger, Chairman
                                          Frank C. Carlucci
                                          Jane C. Pfeiffer
                                          Michael D. Rose
                                          W. L. Rouse, Jr.

FIVE-YEAR TOTAL RETURN PERFORMANCE GRAPH

    The following graph compares Ashland's five-year cumulative total shareholder return (assuming reinvestment of dividends) with the cumulative total return of the Standard & Poor's 500 Index and a group of company peers which consists of Diamond Shamrock, Inc.; FINA, Inc.; Pennzoil Company; Sun Company, Inc.; Total Petroleum (North America) Ltd.; Union Carbide Corporation and USX-Marathon Group.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                     ASHLAND, S&P 500 INDEX AND PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
ASHLAND, S&P 500 INDEX AND PEER GROUP
                                                               Ashland     S&P 500    Peer Group
1991                                                             $ 100       $ 100         $ 100
1992                                                                85         111            86
1993                                                               120         125           106
1994                                                               129         130           118
1995                                                               125         169           131
1996                                                               153         203           149

                                                              1991         1992         1993         1994         1995
                                                              -----        -----        -----        -----        -----
Ashland                                                           100           85          120          129          125
S&P 500                                                           100          111          125          130          169
Peer Group                                                        100           86          106          118          131

                                                              1996
                                                              -----
Ashland                                                           153
S&P 500                                                           203
Peer Group                                                        149

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Personnel and Compensation Committee of the Board of Directors during fiscal 1996 were Mr. Bolger (Chairman), Mr. Carlucci, Ms. Pfeiffer, Mr. Rose and Mr. Rouse.

BUSINESS RELATIONSHIPS

    During fiscal 1996, the firm of Cravath, Swaine & Moore, of which Mr. Butler is a member, was paid for legal services rendered to Ashland and certain of its subsidiaries.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company believes that during fiscal year 1996 its executive officers and directors have complied with Section 16(a) of the Securities Exchange Act of 1934, and the rules and regulations adopted thereunder, with the exception of one late report. James J. O'Brien inadvertently omitted to report the ownership of 206 shares of Ashland Common Stock in his initial Form 3 report upon becoming an executive officer of Ashland. This omission was promptly corrected by voluntarily filing an amended Form 3 report.

                       ITEM II. RATIFICATION OF AUDITORS

    The Audit Committee of the Board of Directors recommended and the Board has, subject to shareholder ratification, appointed Ernst & Young LLP to audit the accounts of Ashland and its subsidiaries for fiscal 1997. Ernst & Young LLP has audited the accounts of Ashland and its subsidiaries for many years.

    The following resolution concerning the appointment of independent auditors will be offered at the meeting:

        "RESOLVED, that the appointment by the Board of Directors of the Company of Ernst & Young LLP to audit the accounts of the Company and its subsidiaries for the fiscal year 1997 is hereby ratified."

    Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions. Submission of the appointment to shareholders is not required. However, the Board will reconsider the appointment if it is not approved by the shareholders. The appointment will be deemed ratified if the votes cast in favor of the proposal exceed the votes cast against the proposal. Abstentions and broker non-votes are not counted as votes cast either for or against the proposal.

                     ITEM III. APPROVAL OF THE ASHLAND INC.
                           1997 STOCK INCENTIVE PLAN

    Ashland has used stock incentive plans as part of its incentive program for many years. Their purpose is to assist the Company in attracting and retaining qualified individuals to provide service to Ashland, and to provide those individuals with incentives to devote their best efforts to Ashland, thus enhancing the value of Ashland for the benefit of its shareholders.

    Recently, awards have been made under the Ashland Inc. 1993 Stock Incentive Plan (the "1993 Plan"). As of September 30, 1996, grants of stock options to Ashland employees for 2,630,563 shares, grants of restricted stock awards to Ashland directors for 14,000 shares and 235,995 performance share awards remain outstanding under the 1993 Plan. This leaves 87,668 shares available for future grants of options and other awards under the 1993 Plan. No grants or awards will be made out of the 1993 Plan after January 26, 1998.

    Awards also remain outstanding under the Ashland Inc. Long-Term Incentive Plan (the "1989 Plan") and the Amended Stock Incentive Plan for Key Employees of Ashland Inc. and its Subsidiaries (the "1985 Plan"). 2,587,210 granted but unexercised stock options remain outstanding under the 1989 Plan and the 1985 Plan. In addition, 13,000 restricted shares granted under the 1989 Plan are held by Ashland's current directors. Awards were not made out of the 1989 Plan after November 3, 1993 and awards were not made out of the 1985 Plan after November 7, 1994. Finally, 29,000 granted but unexercised stock options are held by Ashland's directors under the Ashland Inc. Deferred Compensation and Stock Incentive Plan For Non-Employee Directors.

    The new Ashland Inc. 1997 Stock Incentive Plan (the "Plan") was approved by the Board of Directors of Ashland Inc. on November 7, 1996, subject to the approval of Ashland's shareholders at the January 30, 1997 Annual Meeting of Shareholders. The Board of Directors has determined that a new stock incentive plan is needed to promote the interests of Ashland and its shareholders by providing Ashland's directors, officers and employees with an incentive to undertake and continue service with Ashland and its subsidiaries. Accordingly, subject to approval of the Plan by shareholders, the Board of Directors has authorized up to 3,212,000 shares of Ashland Common Stock for issuance under the Plan. Of this amount, only 500,000 shares in the aggregate are authorized for the issuance of restricted stock and merit awards under the Plan. The Plan will be administered by the Personnel and Compensation Committee of the Board of Directors (the "Committee"). Pursuant to the Plan, Ashland proposes to grant to selected officers and employees of Ashland and its subsidiaries stock options, stock appreciation rights, restricted stock awards, merit awards and performance share awards. By way of example, and as an approximate indication of the number of individuals likely to be eligible to participate in the Plan, at September 30, 1996, approximately 500 officers and employees were eligible to participate in the 1993 Plan.

    In addition, if the Plan is approved by the shareholders, Ashland will grant to each current member of its Board of Directors who is not an officer or employee of Ashland ("Outside Director") an award of 1,000 shares of restricted stock at a date designated in the future in accordance with the Plan's terms. Further, each person who is appointed or elected as an Outside Director after the effective date of the Plan will receive an award of 1,000 shares of restricted stock. The Plan provides that an Outside Director will not receive an award of restricted stock thereunder if such award would be in addition to a simultaneous award of restricted stock under the 1993 Plan.

STOCK OPTION AND STOCK APPRECIATION RIGHTS

    Options may be granted by the Committee as incentive stock options ("ISOs") intended to qualify for favorable tax treatment under the Federal tax law or as nonqualified stock options ("NQSOs"). The Options may, in the Committee's discretion, be made transferable. Option agreements are permitted but not required under the terms of the Plan.

    Stock appreciation rights ("SARs") may be granted with respect to any options granted under the Plan and may be exercised only when the underlying option is exercisable. An SAR permits the holder to surrender an option or any portion thereof and receive in exchange shares of Common Stock, cash, or a combination thereof, with an aggregate value equal to the excess of the fair market value of one share of Common Stock over the exercise price specified in such option multiplied by the number of shares covered by such option or portion thereof which is to be exercised.

    The Plan requires that the exercise price of all options and SARs be equal to or greater than the fair market value of Ashland Common Stock on the date of grant of that option. The term of any ISO or related SAR cannot exceed ten years from the date of grant, and the term of any NQSO cannot exceed ten years and one month from the date of grant. Subject to the terms of the Plan and any additional restrictions imposed at the time of grant, options and any related SARs ordinarily will become exercisable, at least in part, commencing one year after the date of grant.

    Subject to such rules as the Committee may impose, the exercise price of an option may be paid in cash, in shares of Ashland Common Stock owned by the optionee for at least six months and not used in a stock option exercise for the preceding six months, with a combination of cash and shares, by "attestation", or by effecting a "cashless exercise" with a broker, or with such other consideration as shall be approved by the Committee. "Attestation" means the delivery to Ashland of a completed Attestation Form prescribed by Ashland setting forth the whole shares of Common Stock owned by the optionee (for at least six months and not used to effect a stock option exercise within the preceding six-month period) which the optionee wishes to utilize to pay the exercise price. A "cashless exercise" is a technique which allows the optionee to exercise stock options without cash through the assistance of a broker through either a simultaneous exercise and sale or a broker loan. The "cashless exercise" technique does not increase the compensation that the option provides.

    In the case of a "change in control" of Ashland (as defined in the Plan), options granted pursuant to the Plan may become fully exercisable as to all optioned shares from and after the date of such "change in control" in the discretion of the Committee or as may otherwise be provided in the grantee's option agreement, if any.

    An employee who dies, becomes disabled or retires during the term of an option grant will have (or his or her beneficiaries will have) the full term to exercise stock options vested at the time of his or her death, disability or retirement. An employee who leaves Ashland other than as a result of death, disability or retirement will have thirty (30) days to exercise vested options.

RESTRICTED STOCK AND MERIT AWARDS TO EMPLOYEES

    The Committee may grant shares of Common Stock to participants in such amounts, and subject to such restrictions ("Restricted Stock") and additional terms and conditions, if any, as the Committee in its sole discretion shall determine, consistent with the provisions of the Plan. The Committee may also grant from time to time shares of Common Stock to selected Plan participants free of restrictions ("Merit Awards") in such amounts as the Committee in its sole discretion shall determine consistent with the provisions of the Plan. As a condition to any award of Restricted Stock or Merit Award, the Committee may require a participant to pay an amount equal to, or in excess of, the par value of the shares of Restricted Stock or Common Stock awarded to him or her.

    Unless otherwise directed by the Committee, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during a "Restricted Period", which in the case of grants to employees shall not be less than one year from the date of grant. The Restricted Period with respect to any outstanding shares of Restricted Stock awarded to employees may be reduced by the Committee at any time. Except for such restrictions, the employee as the owner of such stock shall have all the rights of a shareholder including, but not limited to, the right to vote such stock and to receive dividends thereon as and when paid.

    In the event that an employee's employment is terminated for any reason, an employee's Restricted Stock will be forfeited; provided, however, that the Committee may limit such forfeiture in its sole discretion. At the end of the Restricted Period all shares of Restricted Stock shall be transferred free and clear of all restrictions to the employee. In the case of a "change in control" of Ashland (as defined in the Plan), an employee may receive his or her Restricted Stock free and clear of all restrictions in the discretion of the Committee or as may otherwise be provided pursuant to the employee's Restricted Stock award.

RESTRICTED STOCK AWARDS TO OUTSIDE DIRECTORS

    Under the Plan, each Outside Director shall receive an award of 1,000 shares of Restricted Stock upon the fifth anniversary of his or her prior award under the 1993 Plan; provided, however, that no Outside Director shall receive simultaneous awards of Restricted Stock under the Plan and the 1993 Plan. In addition, each person who is duly appointed or elected as an Outside Director of Ashland subsequent to the 1997 Annual Meeting of Shareholders and who does not receive an award under the 1993 Plan shall receive an award of 1,000 shares of Restricted Stock on the effective date of his or her appointment or election to the Board of Directors of Ashland. As a condition to the award, each Outside Director may be required to pay to Ashland an amount equal to, or in excess of, the par value of the shares of Restricted Stock awarded to him or her.

    Upon granting of the Restricted Stock, the Outside Director shall have all rights of a shareholder as to his or her Restricted Stock, including but not limited to, the right to vote such stock and to receive dividends thereon; provided, however, that unless otherwise determined by the Committee, in no case may any shares of Restricted Stock be sold, assigned, transferred, pledged, or otherwise encumbered during the Restricted Period. Unless otherwise determined by the Committee, the Restricted Period shall not lapse before the earlier to occur of (a) normal retirement at age 70, (b) death or disability, (c) a 50% change in the beneficial ownership of Ashland, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, or (d) voluntary early retirement to take a position in governmental service. Unless otherwise determined by the Committee, in the case of voluntary resignation or termination, for any other reason of an Outside Director prior to the occurrence of any of the events described in the preceding sentence, any grant of Restricted Stock made to such Outside Director will be forfeited.

    Stock options, SARs, Merit Awards and Performance Shares (as defined below) will not be granted to Outside Directors under the Plan.

PERFORMANCE SHARE AWARDS

    The Committee may make, in its sole discretion and subject to the terms and conditions it may determine in accordance with the Plan, awards of Common Stock which shall be earned on the basis of Ashland's performance in relation to established performance measures for a specific performance period ("Performance Shares"). Such measures may include, but shall not be limited to, return on investment, earnings per share, return on shareholders' equity, or return to shareholders. Unless otherwise determined by the Committee, Performance Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered during the relevant performance period.

    Performance Shares may be paid in cash, shares of Common Stock or shares of Restricted Stock in such proportion as the Committee may determine. An employee must be employed at the end of the performance period to receive payment of Performance Shares; provided, however, that in the event an employee's employment is terminated by reason of death, disability, retirement or other reason approved by the Committee, the Committee may limit such forfeiture in its sole discretion. In the case of a "change in control" of Ashland (as defined in the Plan), an employee may receive his or her Performance Shares in the discretion of the Committee or as may otherwise be provided in the employee's Performance Share award.

PLAN ADMINISTRATION

    The Plan will be administered by the Committee. The Board will have the authority to amend the Plan as it deems advisable; however, no such amendment shall, without authorization and approval of shareholders, change the manner of determining the minimum exercise prices other than to change the manner of determining fair market value of the Common Stock.

    Except with respect to awards made to Outside Directors and subject to the terms of the Plan, the Committee will select the individuals to whom stock options, SARs, Restricted Stock, Merit Awards and Performance Shares will be granted, determine the number of shares subject to each option award and SAR, prescribe the terms and conditions of each option award and SAR granted under the Plan, and make any other determination necessary or advisable for administration of the Plan.

    Shares subject to options and related SARs which lapse without having been exercised, or Performance Shares which are forfeited, become available for new grants under the Plan. To the extent that SARs are exercised and the corresponding option canceled, the shares subject to the option will be charged against the maximum number of shares authorized under the Plan at the time such option was granted.

FEDERAL INCOME TAX CONSEQUENCES

    The following brief description of the tax consequences of awards under the Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences.

  OPTIONS

    There are no Federal tax consequences either to the optionee or to Ashland upon the grant of an ISO or a NQSO. On the exercise of an ISO, the optionee will not recognize any income and Ashland will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and Ashland will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). Upon the ultimate sale of the shares, the balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, Ashland will not be entitled to any deduction , and the entire gain or loss for the optionee will be treated as a capital gain or loss.

    On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by Ashland. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for Ashland.

  STOCK APPRECIATION RIGHTS

    The amount of any cash (or the fair market value of an Common Stock) received by the holder of an option upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt and Ashland will be entitled to a deduction for such amount.

  RESTRICTED STOCK AWARDS

    An employee or Outside Director (the "Recipient") who has been awarded Restricted Stock will not recognize taxable income at the time of the award unless he or she elects otherwise. At the time any restrictions applicable to the Restricted Stock award lapse, the Recipient will recognize ordinary income and Ashland will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefore. Dividends paid to the Recipient on the Restricted Stock during the Restricted Period will be ordinary compensation income to the Recipient and deductible as such by Ashland.

  MERIT AWARDS

    A grant of Common Stock pursuant to a Merit Award will result in income for the employee, and a tax deduction for Ashland, generally equal to the fair market value of such shares less any amount paid for them.

  PERFORMANCE SHARE AWARDS

    An employee who has been awarded Performance Shares will not recognize taxable income, and Ashland will not be entitled to a deduction, at the time of the award. At the time the employee is entitled to the Performance Shares, the employee will recognize ordinary income equal to the sum of the cash and the fair market value of the shares of Common Stock at such time, and Ashland will be entitled to a corresponding deduction. To the extent Performance Shares are paid in shares of Restricted Stock, the Federal income tax consequences described above applicable to Restricted Stock will apply.

NEW PLAN BENEFITS

    The Committee has made no determinations with respect to grants of stock options, SARs, Restricted Stock, Merit Awards or Performance Shares to officers and employees under the Plan. Further, since such grants are entirely within the discretion of the Committee, it is not possible to determine the types or amounts of such grants that would have been granted for fiscal 1996 if the Plan had been in effect. However, under the 1993 Plan, during fiscal 1996, 289,000 options were granted to executive officers as a group, no options were granted to directors who are not executive officers, and 534,350 options were granted to officers and employees, who are not executive officers, as a group. Stock options granted to the Chief Executive Officer and the four most highly compensated executives during fiscal 1996 under the 1993 Plan are listed in the "Option Grants in Fiscal Year 1996" table. (Options were not granted to John R. Hall due to his impending retirement.) The option exercise price for the options granted under the 1993 Plan was the price for Ashland Common Stock on the date of the grant.

    On December 10, 1996, the closing price of Ashland Common Stock on the New York Stock Exchange Composite Tape was $45.63 per share.

    The Plan will be adopted if the votes cast in favor of its adoption exceed the votes cast against adoption. Abstentions and broker non-votes are not counted as votes casts either for or against adoption of the Plan.

    FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

                         ITEM IV. SHAREHOLDER PROPOSAL

    John F. Brown, Sr. of 169 Maple Drive, Beaver, Pennsylvania 15009, stating that he is the beneficial owner of over 100 shares of Ashland Common Stock, has notified Ashland in writing that he intends to present the following resolution at the Annual Meeting:

        "RESOLVED that the stockholders of Ashland, Inc. assembled in annual meeting in person and by proxy, hereby request that the Board of Directors give consideration to having an Ashland wage roll employee who is currently serving as a representative of the employees at his or her plant site to be nominated for election to the Board of Directors."

    Mr. Brown has submitted the following statement in support of his proposal (reproduced as written):

    "At this time, the Board of Directors is composed of 16 individuals who have the following qualifications and experience:

           - Executives of Ashland

           - Executives and retired executives of other major corporations

           - A management consultant

           - A chairperson of a conservation organization

           - A professor at the Harvard School of Business

           - A business and labor consultant and former CEO of a Fortune 500 company

    I believe it would be of great benefit to Ashland for a wage roll Ashland employee who is currently serving as a representative of the workers at his or her site to serve on the Board of Directors.

    A wage roll employee, who has spent years working in a factory, and who as an employee representative, has listened first-hand to employees, learning what motivates them positively and negatively would provide the Board with knowledge and insight that is not now present on the Board.

    Moreover, such an addition to the Board would be viewed by the wage roll employees who comprise the vast majority of the Ashland work force as a sincere effort by Ashland to recognize and understand their concerns. This is particularly important at a time when there have been so many reductions in the number of employees and a resulting increase in each employee's work load and responsibility.

    Chairman Hall has credited the employees as being a key factor in the success and performance of Ashland. In its 1995 Annual Report, the Company states that "... Ashland is united in its commitment to shareholders, customers, employees and communities." In view of the importance of Ashland employees to corporate success, and in view of Ashland's commitment to shareholders and employees alike, it is necessary that the wage roll employees' voice be present at the highest decision-making level of the Company on the Board of Directors.

    IF YOU AGREE, I URGE YOU TO VOTE FOR THE PROPOSAL."
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

    For many years, Ashland's Proxy Statement has indicated the clear and unambiguous commitment of the Board and its Committee on Directors (the "Committee") (formerly known as the Nominating Committee) to consider candidates recommended by directors, employees or shareholders for nomination to the Board. This continuing and long-standing commitment has again been confirmed in this proxy statement. (See the description of the Committee on Directors on page 7.)

    While it will consider recommended candidates, the Board believes that any potential candidate for the Board should be appraised based on his or her individual achievements, skills and experience. The Board is against considering a person for inclusion on (or exclusion from) the Board based primarily on a position or membership in a particular constituency group. The Board believes that qualifications and not status should be the criteria for Board membership.

    Moreover, the Board believes that each director should represent all shareholders. It is opposed to electing a director to represent a particular point of view or particular constituency other than shareholders as a whole. In this regard, it is important to the Board that its members possess a breadth of experience, insight and knowledge to exercise independent judgment in carrying out its responsibilities for broad corporate policy and the overall performance of Ashland.

    In the Board's view, the interests of shareholders as a whole are best served when the Committee and the Board are able to exercise discretion to consider potential qualified nominees who will bring broad experience, skills and perspectives to bear on Ashland's efforts to achieve continued business success and increase shareholder value.

    The shareholder proposal will be adopted only if the votes cast in favor of such proposal exceed the votes cast against such proposal. Abstentions and broker non-votes are not counted as votes cast either for or against the proposal. The adoption of this proposal would not in itself require a wage roll employee to be added to the Board but would request the Board to consider such an employee for nomination to the Board.

    THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

                                 MISCELLANEOUS

    The expenses of solicitation of proxies for the Annual Meeting, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by Ashland. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Solicitation may be made by mail, telephone, telegraph and personal interview, and by regularly engaged officers and employees of Ashland, who will not be additionally compensated therefor. Ashland has arranged for the services of Morrow & Co., Inc. ("Morrow") to assist in the solicitation of proxies. The fees of Morrow, estimated at $35,000 excluding out-of-pocket expenses, will be paid by Ashland.

    The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote on such matters in accordance with their judgment.

    Any shareholder who executes a proxy card may revoke it by giving written notice to the Secretary of Ashland or by giving to the Secretary a duly executed form of proxy bearing a date later than the proxy card being revoked, at any time before such proxy is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the Secretary of the meeting prior to the voting of the proxy.

    A proxy card which is properly signed, dated and not revoked will be voted in accordance with the instructions contained thereon. If no instructions are given, the persons named on the proxy card solicited by the Board of Directors intend to vote: (i) FOR the election of the six nominees for directors; (ii) FOR the ratification of the appointment of independent auditors for the 1997 fiscal year; (iii) FOR the approval of the Ashland Inc. 1997 Stock Incentive Plan; and
(iv) AGAINST the shareholder proposal requesting the Board of Directors to consider nominating a wage roll employee who is a representative at his or her site to the Board of Directors.

    Any shareholder may strike out the names of the proxies designated by the Board of Directors on the proxy card and may write in and substitute the name of any other person and may deliver the revised proxy card to such other person whom the shareholder may wish to designate as proxy for the purpose of representing such shareholder at the meeting.

    In connection with the 1997 Annual Meeting, three shareholders (John J. Gilbert, Margaret R. Gilbert and John C. Henry) submitted a shareholder proposal requesting the Board of Directors to take the steps needed to eliminate the classified board. The proponents agreed to withdraw their proposal as a result of Ashland's agreement to submit the classified board issue to its shareholders for a vote at the 1998 Annual Meeting. If the shareholders approve this change at the 1998 meeting by a vote of 80% of the outstanding voting shares of Ashland (which is the vote required under Ashland's Second Restated Articles of Incorporation), then Ashland's directors will be elected for one year terms (as their three year terms expire) beginning in 1998 such that all of Ashland's directors would be elected as a single class at the 2000 annual meeting.

    SHAREHOLDER PROPOSALS: Proposals which are the proper subject for inclusion in the proxy statement and for consideration at an annual meeting may be presented by shareholders. Any proposals by shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by Ashland at its Executive Headquarters, 1000 Ashland Drive, Russell, Kentucky, 41169 no later than August 18, 1997 in order to be included in Ashland's proxy statement and proxy card. In addition, Ashland's By-laws currently require that for business to be properly brought before an annual meeting by a shareholder, regardless of whether included in Ashland's proxy statement, the shareholder must give written notice of his or her intent to propose such business, either by personal delivery or by United States mail, postage prepaid, to the Secretary of Ashland, at least 90 days in advance of such meeting.

Such notice must set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Second Restated Articles of Incorporation or By-laws of Ashland, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of Ashland entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, (iv) any material interest of the shareholder in such business, and (v) a representation as to whether or not the shareholder will solicit proxies in support of his proposal. The By-laws further provide that no business shall be conducted at any annual meeting of shareholders except in accordance with the foregoing procedures and that the chairman of any such meeting may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

    Please fill in, sign and date the enclosed form of proxy and return it in the accompanying addressed envelope which requires no further postage if mailed in the United States. If you attend the Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

                                          THOMAS L. FEAZELL,
                                          SENIOR VICE PRESIDENT,
                                          GENERAL COUNSEL AND SECRETARY

Russell, Kentucky
December 16, 1996

                                   EXHIBIT A
                                  ASHLAND INC.
                           1997 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE

    The purpose of the Ashland Inc. 1997 Stock Incentive Plan is to promote the interests of Ashland Inc. and its shareholders by providing incentives to its directors, officers and employees. Accordingly, the Company may grant to selected officers and employees Options, Stock Appreciation Rights, Restricted Stock, Merit Awards and Performance Share Awards in an effort to attract and retain in its employ qualified individuals and to provide such individuals with incentives to continue service with Ashland, devote their best efforts to the Company and improve Ashland's economic performance, thus enhancing the value of the Company for the benefit of shareholders. The Plan also provides an incentive for qualified persons, who are not officers or employees of the Company, to serve on the Board of Directors of the Company and to continue to work for the best interests of the Company by rewarding such persons with automatic grants of Restricted Stock of the Company. Options, Stock Appreciation Rights, Merit Awards and Performance Shares may not be granted to such Outside Directors under the Plan.

SECTION 2. DEFINITIONS

    (A) "Agreement" shall mean a written agreement setting forth the terms of an Award, to be entered into at the Company's discretion.

    (B) "Ashland" shall mean, collectively, Ashland Inc. and its Subsidiaries.

    (C) "Award" shall mean an Option, a Stock Appreciation Right, a Restricted Stock Award, a Merit Award, or a Performance Share Award, in each case granted under this Plan.

    (D) "Ashland Inc. 1993 Plan" shall mean the Ashland Inc. 1993 Stock Incentive Plan, as it now exists or as it may hereafter be amended.

    (E) "Beneficiary" shall mean the person, persons, trust or trusts designated by an Employee or Outside Director or if no designation has been made, the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of an Employee's or Outside Director's death.

    (F) "Board" shall mean the Board of Directors of the Company.

    (G) "Change in Control" shall be deemed to occur (1) upon approval of the shareholders of Ashland (or if such approval is not required, upon the approval of the Board) of (A) any consolidation or merger of Ashland in which Ashland is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Ashland, or (C) adoption of any plan or proposal for the liquidation or dissolution of Ashland, (2) when any "person" (as defined in Section 3(a)(9) or 13(d) of the Exchange Act), other than Ashland or any Subsidiary or employee benefit plan or trust maintained by Ashland, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of Ashland's Common Stock outstanding at the time, without the approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Ashland's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

    (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

    (I) "Committee" shall mean the Personnel and Compensation Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of three or more members, each of whom shall be a Non-Employee Director and an "outside director" as defined in the regulations issued under Section 162(m) of the Code.

    (J) "Common Stock" shall mean the Common Stock of the Company ($1.00 par value), subject to adjustment pursuant to Section 13.

    (K) "Company" shall mean, collectively, Ashland Inc. and its Subsidiaries.

    (L) "Employee" shall mean a regular, full-time or part-time employee of Ashland as selected by the Committee to receive an award under the Plan.

    (M) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

    (N) "Exercise Price" shall mean, with respect to each share of Common Stock subject to an Option, the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

    (O) "Fair Market Value" shall mean the price of the Common Stock as reported on the Composite Tape of the New York Stock Exchange on the date and at the time selected by the Company or as otherwise provided in the Plan.

    (P) "Incentive Stock Option" or "ISO" shall mean an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision.

    (Q) "Merit Award" shall mean an award of Common Stock issued pursuant to
Section 9 of the Plan.

    (R) "Non-Employee Director" shall mean a non-employee director within the meaning of applicable regulatory requirements, including those promulgated under
Section 16 of the Exchange Act.

    (S) "Nonqualified Stock Option" or "NQSO" shall mean an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

    (T) "Option" shall mean the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee or otherwise determined pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

    (U) "Outside Director" shall mean a director of the Company who is not also an Employee of the Company.

    (V) "Performance Goals" means performance goals as may be established in writing by the Committee which may be based on earnings, stock price, return on equity, return on investment, total return to shareholders, economic value added, debt rating or achievement of business or operational goals, such as drilling or exploration targets or profit per barrel. Such goals may be absolute in their terms or measured against or in relation to other companies comparably or otherwise situated. Such performance goals may be particular to an Employee or the division, department, branch, line of business, subsidiary or other unit in which the Employee works and/or may be based on the performance of Ashland generally.

    (W) "Performance Period" shall mean the period designated by the Committee during which the performance objectives shall be measured.

    (X) "Performance Share Award" shall mean an award of shares of Common Stock, the issuance of which is contingent upon attainment of performance objectives specified by the Committee.

    (Y) "Performance Shares" shall mean those shares of Common Stock issuable pursuant to a Performance Share Award.

    (Z) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of an Employee or Outside Director, shall have acquired on behalf of the Employee or Outside Director by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

    (AA) "Plan" shall mean this Ashland Inc. 1997 Stock Incentive Plan.

    (BB) "Restricted Period" shall mean the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period in the case of Employees shall not be less than one year from the date of grant (unless otherwise directed by the Committee), and in the case of Outside Directors is the period set forth in subsection (B) of Section 8.

    (CC) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement, if any.

    (DD) "Restricted Stock Award" shall mean an award of Restricted Stock.

    (EE) "Retained Distributions" shall mean any securities or other property (other than regular cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

    (FF) "Retirement" shall mean retirement of an Employee from the employ of the Company at any time as described in the Ashland Inc. and Affiliates Pension Plan or in any successor pension plan, as from time to time in effect.

    (GG) "Section 16(b) Optionee" shall mean an Employee or former Employee who is subject to Section 16(b) of the Exchange Act.

    (HH) "Stock Appreciation Right" or "SAR" shall mean the right of the holder to elect to surrender an Option or any portion thereof which is then exercisable and receive in exchange therefor shares of Common Stock, cash, or a combination thereof, as the case may be, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price specified in such Option multiplied by the number of shares of Common Stock covered by such Option or portion thereof which is so surrendered. An SAR may only be granted concurrently with the grant of the related Option. An SAR shall be exercisable upon any additional terms and conditions (including, without limitation, the issuance of Restricted Stock and the imposition of restrictions upon the timing of exercise) which may be determined as provided in the Plan.

    (II) "Subsidiary" shall mean any present or future subsidiary corporations, as defined in Section 424 of the Code, of Ashland.

    (JJ) "Tax Date" shall mean the date the withholding tax obligation arises with respect to the exercise of an Award.

SECTION 3. STOCK SUBJECT TO THE PLAN

    There will be reserved for issuance under the Plan (upon the exercise of Options and Stock Appreciation Rights, upon awards of Restricted Stock, Performance Shares and Merit Awards and for stock bonuses on deferred awards of Restricted Stock and Performance Shares), an aggregate of 3,212,000 shares of Ashland Common Stock, par value $1.00 per share; provided, however, that of such shares, only 500,000 shares in the aggregate shall be available for issuance for Restricted Stock Awards and Merit Awards. Such shares shall be authorized but unissued shares of Common Stock. Except as provided in Sections 7 and 8, if any Award under the Plan shall expire or terminate for any reason without having been exercised in full, or if any Award shall be forfeited, the shares subject to the unexercised or forfeited portion of such Award shall again be available for the purposes of the Plan. During the term of the Plan (as provided in Section 14 hereof), no Employee shall be granted more than a total of 500,000 in Options or Stock Appreciation Rights.

SECTION 4. ADMINISTRATION

    The Plan shall be administered by the Committee. The Committee shall have no authority regarding the granting of Restricted Stock to Outside Directors, as such grants are fixed pursuant to subsection (B) of Section 8 of the Plan.

    In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority (except as to Awards of Restricted Stock granted to Outside Directors) to select the Employees to be granted Awards under the Plan, to determine the type, size and terms of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. Subject to the provisions of the Plan specifically governing Awards of Restricted Stock granted or to be granted to Outside Directors pursuant to subsection (B) of Section 8 herein, the Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

    The Committee may act only by a majority of its members. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action taken or omitted to be taken by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

    The provisions of this Section 4 with respect to decisions made by, and authority of, the Committee shall be subject to the provisions of subsection (B) of Section 8 herein.

SECTION 5. ELIGIBILITY

    Awards may only be granted (i) to individuals who are Employees of Ashland, and (ii) as expressly provided in subsection (B) of Section 8 of the Plan, to individuals who are duly elected Outside Directors of Ashland.

SECTION 6. OPTIONS

    A. DESIGNATION AND PRICE.

    (a) Any Option granted under the Plan may be granted as an Incentive Stock Option or as a Nonqualified Stock Option as shall be designated by the Committee at the time of the grant of such Option. Each Option shall, at the discretion of the Company and as directed by the Committee, be evidenced by an Agreement between the recipient and the Company, which Agreement shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committee, in its sole discretion, may determine in accordance with the Plan.

    (b) Every Incentive Stock Option shall provide for a fixed expiration date of not later than ten years from the date such Incentive Stock Option is granted. Every Nonqualified Stock Option shall provide for a fixed expiration date of not later than ten years and one month from the date such Nonqualified Stock Option is granted.

    (c) The Exercise Price of Common Stock issued pursuant to each Option shall be fixed by the Committee at the time of the granting of the Option; provided, however, that such Exercise Price shall in no event be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted.

    B. EXERCISE.

    The Committee may, in its discretion, provide for Options granted under the Plan to be exercisable in whole or in part; provided, however, that no Option shall be exercisable prior to the first anniversary of the date of its grant, except as provided in Section 11 or as the Committee otherwise determines in accordance with the Plan, and in no case may an Option be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. The specified number of shares will be issued upon receipt by Ashland of (i) notice from the holder thereof of the exercise of an Option, and (ii) payment to Ashland (as provided in this Section 6, subsection (C) below), of the Exercise Price for the number of shares with respect to which the Option is exercised. Each such notice and payment shall be delivered or mailed by postpaid mail, addressed to the Treasurer of Ashland at Ashland Inc., 1000 Ashland Drive, Russell, Kentucky 41169, or such other place or person as Ashland may designate from time to time.

    C. PAYMENT FOR SHARES.

    Except as otherwise provided in this Section 6, the Exercise Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose, the Exercise Price may be paid in whole or in part (i) in cash, (ii) in whole shares of Common Stock owned by the Employee and evidenced by negotiable certificates, valued at their Fair Market Value (which shares of Common Stock must have been owned by the Employee six months or longer, and not used to effect an Option exercise within the preceding six months, unless the Committee specifically provides otherwise), (iii) by Attestation, (iv) by a combination of such methods of payment, or (v) by such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including, without limitation, effecting a "cashless exercise," with a broker, of the Option). "Attestation" means the delivery to Ashland of a completed Attestation Form prescribed by Ashland setting forth the whole shares of Common Stock owned by the Employee which the Employee wishes to utilize to pay the Exercise Price. The Common Stock listed on the Attestation Form must have been owned by the Employee six months or longer, and not have been used to effect an Option exercise within the preceding six months, unless the Committee specifically provides otherwise. A "cashless exercise" of an option is a procedure by which a broker provides the funds to an Employee to effect an option exercise. At the direction of the Employee, the broker will either (i) sell all of the shares received when the option is exercised and pay the Employee the proceeds of the sale (minus the option exercise price, withholding taxes and any fees due to the broker) or (ii) sell enough of the shares received upon exercise of the option to cover the exercise price, withholding taxes and any fees due the broker and deliver to the Employee (either directly or through the Company) a stock certificate for the remaining shares. Dispositions to a broker effecting a cashless exercise are not exempt under Section 16 of the Exchange Act.

SECTION 7. STOCK APPRECIATION RIGHTS

    The Committee may grant Stock Appreciation Rights pursuant to the provisions of this Section 7 to any holder of any Option granted under the Plan with respect to all or a portion of the shares subject to the related Option. An SAR may only be granted concurrently with the grant of the related Option. Subject to the terms and provisions of this Section 7, each SAR shall be exercisable only at the same time and to the same extent the related Option is exercisable and in no event after the termination of the related Option. An SAR shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which the SAR is to be exercised shall exceed the Exercise Price per share of Common Stock subject to the related Option. An SAR granted under the Plan shall be exercisable in whole or in part by notice to Ashland. Such notice shall state that the holder of the SAR elects to exercise the SAR and the number of shares in respect of which the SAR is being exercised.

    Subject to the terms and provisions of this Section 7, upon the exercise of an SAR, the holder thereof shall be entitled to receive from Ashland consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which such SAR has been exercised over the Exercise Price per share of Common Stock subject to the related Option. The Committee may stipulate in the Agreement the form of consideration which shall be received upon the exercise of an SAR. If no consideration is specified therein, upon the exercise of an SAR, the holder may specify the form of consideration to be received by such holder, which shall be in shares of Common Stock, or in cash, or partly in cash and partly in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR) , as the holder shall request; provided, however, that the Committee, in its sole discretion, may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock.

    Upon the exercise of an SAR, the related Option shall be deemed exercised to the extent of the number of shares of Common Stock with respect to which such SAR is exercised and to that extent a corresponding number of shares of Common Stock shall not again be available for the grant of Awards under the Plan. Upon the exercise or termination of the related Option, the SAR with respect thereto shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated.

SECTION 8. RESTRICTED STOCK AWARDS

    A. AWARDS TO EMPLOYEES

    The Committee may make an award of Restricted Stock to selected Employees, which may, at the Company's discretion and as directed by the Committee, be evidenced by an Agreement which shall contain such terms and conditions as the Committee, in its sole discretion, may determine. The amount of each Restricted Stock Award and the respective terms and conditions of each Award (which terms and conditions need not be the same in each case) shall be determined by the Committee in its sole discretion. As a condition to any Award hereunder, the Committee may require an Employee to pay to the Company a non-refundable amount equal to, or in excess of, the par value of the shares of Restricted Stock awarded to him or her. Subject to the terms and conditions of each Restricted Stock Award, the Employee, as the owner of the Common Stock issued as Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights as to such Common Stock and the right to receive dividends thereon when, as and if paid.

    In the event that a Restricted Stock Award has been made to an Employee whose employment or service is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock will be forfeited in its entirety by such Employee; provided, however, that the Committee may, in its sole discretion, limit such forfeiture.

    Employees may be offered the opportunity to defer the receipt of payment of vested shares of Restricted Stock, and Common Stock may be granted as a bonus for deferral, under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed 20% of the Restricted Stock so deferred.

    B. AWARDS TO OUTSIDE DIRECTORS

    During the term of the Plan, (i) each Outside Director who was granted an award of Restricted Stock under the Ashland Inc. 1993 Plan shall be granted an Award of 1,000 shares of Restricted Stock upon the fifth anniversary of his or her prior award under the Ashland Inc. 1993 Plan; and (ii) each person who is hereafter duly appointed or elected as an Outside Director and who does not receive an award under the Ashland Inc. 1993 Plan shall be granted, effective on the date of his or her appointment or election to the Board, an Award of 1,000 shares of Restricted Stock; provided, however, that no Outside Director shall receive an award of Restricted Stock under this Plan if such award would be in addition to a simultaneous award of 1,000 shares of Restricted Stock under the Ashland Inc. 1993 Plan. All Awards under this subsection (B) are subject to the limitation on the number of shares of Common Stock available pursuant to Section 3 and to the terms and conditions set forth in this subsection (B) and subsection (C) below.

    As a condition to any Award hereunder, the Outside Director may be required to pay to the Company a non-refundable amount equal to the par value of the shares of Restricted Stock awarded to him or her. Upon the granting of the Restricted Stock Award, such Outside Director shall be entitled to all rights incident to ownership of Common Stock of the Company with respect to his or her Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and to receive dividends thereon when, as and if paid; provided, however, that, subject to subsection (C) hereof, in no case may any shares of Restricted Stock granted to an Outside Director be sold, assigned, transferred, pledged, or otherwise encumbered during the Restricted Period which shall not lapse until the earlier to occur of the following: (i) retirement from the Board at age 70, (ii) the death or disability of such Outside Director,
(iii) a 50% change in the beneficial ownership of the Company as defined in Rule 13d-3 under the Exchange Act, or (iv) voluntary early retirement to take a position in governmental service. Unless otherwise determined and directed by the Committee, in the case of voluntary resignation or other termination of service of an Outside Director prior to the occurrence of any of the events described in the preceding sentence, any grant of Restricted Stock made to him or her pursuant to this subsection (B) will be forfeited by such Outside Director. As used herein, a director shall be deemed "disabled" when he or she is unable to attend to his or her duties and responsibilities as a member of the Board because of incapacity due to physical or mental illness.

    C. TRANSFERABILITY

    Subject to subsection (B) of Section 15 hereof, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period, which, in the case of Employees, shall be determined by the Committee and, unless otherwise determined by the Committee, shall not be less than one year from the date such Restricted Stock was awarded, and, in the case of Outside Directors, shall be determined in accordance with subsection (B) of this Section 8. The Committee may, at any time, reduce the Restricted Period with respect to any outstanding shares of Restricted Stock awarded under the Plan to Employees, but, unless otherwise determined by the Committee, such Restricted Period shall not be less than one year.

    During the Restricted Period, certificates representing the Restricted Stock and any Retained Distributions shall be registered in the recipient's name and bear a restrictive legend to the effect that ownership of such Restricted Stock (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Agreement, if any. Such certificates shall be deposited by the recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and the applicable Agreement, if any. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The recipient will have the right to vote such Restricted Stock, to receive and retain all regular cash dividends, and to exercise all other rights, powers, and privileges of a holder of

Common Stock with respect to such Restricted Stock, with the exception that (i) the recipient will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iii) subject to subsection (B) of Section 15 hereof, the recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period; and
(iv) a breach of any restrictions, terms, or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

SECTION 9. MERIT AWARDS

    The Committee may from time to time make an award of Common Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. As a condition to any such Merit Award, the Committee may require an Employee to pay to the Company an amount equal to, or in excess of, the par value of the shares of Common Stock awarded to him or her.

SECTION 10. PERFORMANCE SHARES

    The Committee may make awards of Common Stock which may, in the Company's discretion and as directed by the Committee, be evidenced by an Agreement, to selected Employees on the basis of the Company's financial performance in any given period. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees who shall receive such Performance Shares, to determine the number of such shares to be granted for each Performance Period, and to determine the duration of each such Performance Period. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

    The Performance Goals and Performance Period applicable to an award of Performance Shares shall be set forth in writing by the Committee no later than 90 days after the commencement of the Performance Period and shall be communicated to the Employee. The Committee shall have the discretion to later revise the Performance Goals solely for the purpose of reducing or eliminating the amount of compensation otherwise payable upon attainment of the Performance Goals; provided that the Performance Goals and the amounts payable upon attainment of the Performance Goals may be adjusted during any Performance Period to reflect promotions, transfers or other changes in an Employee's employment so long as such changes are consistent with the Performance Goals established for other Employees in the same or similar positions.

    In making a Performance Share award, the Committee may take into account an Employee's responsibility level, performance, cash compensation level, incentive compensation awards and such other considerations as it deems appropriate. Each Performance Share award shall be established in shares of Common Stock and/or shares of Restricted Stock in such proportions as the Committee shall determine. The original amount of any Performance Share award shall not exceed 250,000 shares of Common Stock or Restricted Stock.

    The Committee shall determine, in its sole discretion, the manner of payment, which may include (i) cash, (ii) shares of Common Stock, or (iii) shares of Restricted Stock in such proportions as the Committee shall determine. Employees may be offered the opportunity to defer the receipt of payment of earned Performance Shares, and Common Stock may be granted as a bonus for deferral under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed 20% of the Performance Shares so deferred.

    An Employee must be employed by the Company at the end of a Performance Period in order to be entitled to payment of Performance Shares in respect of such period; provided, however, that in the event of an Employee's cessation of employment before the end of such period, or upon the occurrence of his or her death, retirement, or disability, or other reason approved by the Committee, the Committee may, in its sole discretion, limit such forfeiture.

SECTION 11. CONTINUED EMPLOYMENT, AGREEMENT TO SERVE AND EXERCISE PERIODS

    (A) Subject to the provisions of subsection (F) of this Section 11, every Option and SAR shall provide that it may not be exercised in whole or in part for a period of one year after the date of granting such Option (unless otherwise determined by the Committee) and if the employment of the Employee shall terminate prior to the end of such one year period (or such other period determined by the Committee), the Option granted to such Employee shall immediately terminate.

    (B) Every Option shall provide that in the event the Employee dies (i) while employed by Ashland, (ii) during the periods in which Options may be exercised by an Employee determined to be disabled as provided in subsection (C) of this
Section 11 or (iii) after Retirement, such Option shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option, by the Beneficiaries of the decedent for the number of shares which the Employee could have acquired under the Option immediately prior to the Employee's death.

    (C) Every Option shall provide that in the event the employment of any Employee shall cease by reason of disability, as determined by the Committee at any time during the term of the Option, such Option shall be exercisable, at any time or from time to time prior to the fixed termination date set forth in the Option by such Employee for the number of shares which the Employee could have acquired under the Option immediately prior to the Employee's disability. As used herein, an Employee will be deemed "disabled" when he or she becomes unable to perform the functions required by his or her regular job due to physical or mental illness and, in connection with the grant of an Incentive Stock Option shall be disabled if he or she falls within the meaning of that term as provided in Section 22(e)(3) of the Code. The determination by the Committee of any question involving disability shall be conclusive and binding.

    (D) Every Option shall provide that in the event the employment of any Employee shall cease by reason of Retirement, such Option may be exercised at any time or from time to time, prior to the fixed termination date set forth in the Option for the number of shares which the Employee could have acquired under the Option immediately prior to such Retirement.

    (E) Except as provided in subsections (A), (B), (C), (D), (F) and (G) of this Section 11, every Option shall provide that it shall terminate on the earlier to occur of the fixed termination date set forth in the Option or thirty
(30) days after cessation of the Employee's employment for any cause only in respect of the number of shares which the Employee could have acquired under the Option immediately prior to such cessation of employment; provided, however, that no Option may be exercised after the fixed termination date set forth in the Option.

    (F) Notwithstanding any provision of this Section 11 to the contrary, any Award granted pursuant to the Plan, except a Restricted Stock Award to Outside Directors, which is governed by Section 8, subsection (B), may, in the discretion of the Committee or as provided in the relevant Agreement (if any), become exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Award for the full number of awarded shares or any part thereof, less such numbers as may have been theretofore acquired under the Award (i) from and after the time the Employee ceases to be an Employee of Ashland as a result of the sale or other disposition by Ashland of assets or property

(including shares of any Subsidiary) in respect of which such Employee had theretofore been employed or as a result of which such Employee's continued employment with Ashland is no longer required, and (ii) in the case of a Change in Control of Ashland, from and after the date of such Change in Control.

    (G) Notwithstanding any provision of this Section 11 to the contrary, in the event the Committee determines, in its sole and absolute discretion, that the employment of any Employee has terminated for a reason or in a manner adversely affecting the Company (which may include, without limitation, taking other employment or rendering service to others without the consent of the Company), then the Committee may direct that such Employee forfeit any and all Options that he or she could otherwise have exercised pursuant to the terms of this Plan.

    (H) Each Employee granted an Award under this Plan shall agree by his or her acceptance of such Award to remain in the service of Ashland for a period of at least one year from the date of the Agreement respecting the Award between Ashland and the Employee (or, if no Agreement is entered into, at least one year from the date of the Award). Such service shall, subject to the terms of any contract between Ashland and such Employee, be at the pleasure of Ashland and at such compensation as Ashland shall reasonably determine from time to time. Nothing in the Plan, or in any Award granted pursuant to the Plan, shall confer on any individual any right to continue in the employment of or service to Ashland or interfere in any way with the right of Ashland to terminate the Employee's employment at any time.

    (I) Subject to the limitations set forth in Section 422 of the Code, the Committee may adopt, amend, or rescind from time to time such provisions as it deems appropriate with respect to the effect of leaves of absence approved by any duly authorized officer of Ashland with respect to any Employee.

SECTION 12. WITHHOLDING TAXES

    Federal, state or local law may require the withholding of taxes applicable to gains resulting from the exercise of an Award. Unless otherwise prohibited by the Committee, each Employee may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) a cash payment, (ii) authorizing Ashland to withhold from the shares of Common Stock otherwise issuable to the Employee pursuant to the exercise or vesting of an Award a number of shares having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation, or (iii) by delivery to Ashland of a number of shares of Common Stock having a Fair Market Value as of the Tax Date which will satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award. An Employee's election to pay the withholding tax obligation by (ii) or (iii) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the Committee may adopt, and may be disapproved by the Committee. If the amount requested is not paid, the Committee may refuse to issue Common Stock under the Plan.

SECTION 13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution to common stockholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Section 3 and the number or kind of shares subject to, or the price per share under any outstanding Award shall be automatically adjusted so that the proportionate interest of the Employee or Outside Director shall be maintained as before the occurrence of such event. Such adjustment shall be conclusive and binding for all purposes of the Plan.

SECTION 14. AMENDMENTS AND TERMINATIONS

    Unless the Plan shall have been earlier terminated as hereinafter provided, no Awards shall be granted hereunder after January 30, 2002. The Board or the Committee may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board or the Committee may not, without approval by the holders of a majority of the outstanding shares of stock present and voting at any annual or special meeting of shareholders of Ashland change the manner of determining the minimum Exercise Price of Options, other than to change the manner of determining the Fair Market Value of the Common Stock as set forth in Section 2.

SECTION 15. MISCELLANEOUS PROVISIONS

    (A) Except as to Awards to Outside Directors, no Employee or other person shall have any claim or right to be granted an Award under the Plan.

    (B) An Employee's or Outside Director's rights and interest under the Plan may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise (except in the event of an Employee's or Outside Director's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Employee or Outside Director in the Plan shall be subject to any obligation or liability of such individual; provided, however, that an Employee's or Outside Director's rights and interest under the Plan may, subject to the discretion and direction of the Committee, be made transferable by such Employee or Outside Director during his or her lifetime. Except as specified in Section 8, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of the Company.

    (C) No Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable Federal, state, and other securities laws.

    (D) The expenses of the Plan shall be borne by the Company.

    (E) By accepting any Award under the Plan, each Employee and Outside Director and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

    (F) Awards granted under the Plan shall be binding upon Ashland, its successors, and assigns.

    (G) The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by Sections 13, 15(d) or 16(a) of the Exchange Act, or any other applicable statute, rule, or regulation.

    (H) Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

    (I) Each Employee shall be deemed to have been granted any Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized.

SECTION 16. EFFECTIVENESS OF THE PLAN

    The Plan shall be submitted to the shareholders of the Company for their approval and adoption on January 30, 1997 or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted at a meeting of the Company's shareholders.

SECTION 17. GOVERNING LAW

    The provisions of this Plan shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

                                          P
                                          R
                                          O
                                          X
                                          Y

                                     ASHLAND INC.
          The Solicitation of this Proxy is made on Behalf of the
                                 Board of Directors

   The undersigned, hereby appoints JOHN R. HALL, PAUL W. CHELLGREN and THOMAS L. FEAZELL, and each of them, with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Shareholders of ASHLAND INC. to be held at the Ashland Petroleum Executive Office Building, Ashland Drive, Russell, Kentucky, 10:30 a.m. on January 30, 1997, or any adjournment thereof, and to vote the stock of the undersigned with all powers the undersigned would possess if present upon the matters described on the reverse side of this form and upon any other business that may properly come before the meeting of any adjournment thereof.

              PLEASE MARK, SIGN, DATE AND MAIL. THE PROXY CARD PROMPTLY,
                             USING THE ENCLOSED ENVELOPE.
                    (Continued and to be signed on reverse side.)

                                FOLD AND DETACH HERE

                                        Please mark your votes as
                                        indicated in this example  / X /

/ / To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this Proxy. (No additional vote necessary)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
1.   Election of six directors to Class B -
     Nominees are: Paul W. Chellgren, Ralph E. Gomory,
     Patrick F. Noonan, Jane C. Pheiffer, Michael D. Rose and
     Robert B. Stobaugh

        FOR           WITHHOLD         FOR ALL (Except Nominee(s) written below)

        /  /            /  /           /  /

2. Ratification of Ernst & Young, LLP as Independent auditors for the 1997 fiscal year.
      FOR       AGAINST        ABSTAIN

      /  /        /  /           /  /

3.   Approval of the Ashland Inc. 1997 Stock Incentive Plan.
            FOR                      AGAINST                  ABSTAIN
            /  /                       /  /                    /  /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST

4.   Request that the Board of Directors give consideration to having to wage roll employee who is a representative at his/her site be nominated for election to the Board.
             FOR                     AGAINST                  ABSTAIN
            /  /                       /  /                    /  /


Shares represented by this proxy will be voted as directed by the stockholder. If no such choice is specified, this proxy will be voted FOR proposals 1, 2 and 3 and AGAINST proposal 4.


Signature(s)                                        Dated:              , 1996
            ---------------------------------------       --------------

Please date and sign exactly as your name or names appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title.

                                FOLD AND DETACH HERE

   THE SOLICITATION OF THESE CONFIDENTIAL VOTING INSTRUCTIONS IS MADE
                  ON BEHALF OF THE BOARD OF DIRECTORS

                                     ASHLAND INC.

The undersigned, as a participant in the Employee Savings Plan or the Leveraged Employee Stock Ownership Plan, or any combination, hereby instructs the Trustees of the respective Plans to appoint JOHN R. HALL, PAUL W. CHELLGREN and THOMAS L. FEAZELL, and each of them, with full power of substitution, the attorney and proxy of the said Trustees to represent the interests of the undersigned in Ashland Common Stock held under the terms of said Plan(s), at the Annual Meeting of Shareholders of ASHLAND INC. to be held at the Ashland Petroleum Executive Office Building, Ashland Drive, Russell, Kentucky, 10:30 a.m. on January 30, 1997, or any adjournment thereof, and to vote, with all powers the Trustees would possess if present, (a) all shares of Ashland Common Stock ("Common Stock") credited to the undersigned a account(s) under said Plan(s) as of the record date for the Annual Meeting ("Allocated Shares") and (b) the proportionate number of Non-Directed Shares of Common Stock as to which the undersigned is entitled to direct the voting in accordance with the provisions of the Plan(s), upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

By completing, signing and returning this voting instruction card you will be acting as a named fiduciary under the Employee Retirement Income Security Act of 1974, as amended, for the Plans in which you participate and will be voting all Allocated Shares as well as all Non-Directed Shares of Common Stock the same way. Any participant wishing to vote the Non-Directed Shares differently from the Allocated Shares or not wishing to vote the Non-Directed Shares at all may do so by requesting a separate voting instruction card from Harris Trust and Savings Bank, 311 W. Monroe St., 11th Floor, Chicago, IL 60608. 312-461-5160, Susan Hogan.

Non-Directed Shares are those shares of Common Stock allocated to a participant account, but for which a voting instruction card is not timely received by the Trustees.

   PLEASE MARK, SIGN, DATE AND MAIL THE VOTING INSTRUCTION CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.
                 (Continued and to be signed on reverse side.)

                                FOLD AND DETACH HERE

                                             Please mark your votes as
                                             indicated in this example   / X /

/  /     To vote for all items AS RECOMMENDED BY THE BOARD OF DIRECTORS, mark this box, sign, date and return this Proxy. (No additional vote necessary)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
1.       Election of six directors to Class B -
         Nominees are: Paul W. Chellgren, Ralph E. Gomory, Patrick F. Noonan, Jane C. Pheiffer, Michael D. Rose and Robert B. Stobaugh

         FOR              WITHHOLD           FOR ALL (Except
                                                     Nominee(s) written below)
         /  /               /  /             /  /

2. Ratification of Ernst & Young, LLP as Independent auditors for the 1997 fiscal year.

        FOR               AGAINST             ABSTAIN

        /  /               /  /                /  /

3.      Approval of the Ashland Inc. 1997 Stock Incentive Plan.

        FOR               AGAINST             ABSTAIN
         /  /               /  /                /  /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST

4. Request that the Board of Directors give consideration to having to wage roll employee who is a representative at his/her site be nominated for election to the Board.

        FOR                AGAINST             ABSTAIN
         /  /               /  /                /  /

Shares represented by this proxy will be voted as directed by the stockholder. If no such choice is specified, this proxy will be voted FOR proposals 1, 2 and 3 and AGAINST proposal 4.

Signature(s)                                         Dated:            , 1996
            ---------------------------------------        ------------

Please date and sign exactly as your name or names appear(s) hereon. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity should give their full title.

                                FOLD AND DETACH HERE

                             [LOGO]

ASHLAND INC. P.O. BOX 391 ASHLAND, KENTUCKY 41114 PHONE (606) 329-3333

THOMAS L. FEAZELL
Senior Vice President
General Counsel and Secretary                              December 16, 1996


TO PARTICIPANTS IN THE FOLLOWING
EMPLOYEE BENEFIT PLANS:

    Ashland Inc. Employee Savings Plan
    Ashland Inc. Leveraged Employee Stock Ownership Plan

Dear Plan Participant:

     In connection with Ashland Inc.'s 1997 Annual Meeting of Shareholders to be held on January 30, 1997, please find enclosed:

     (1) Notice of Meeting and Proxy Statement. The Proxy Statement describes the items of business to be voted upon by Ashland's shareholders at the annual meeting. The Proxy Statement also gives the recommendations of the board of directors on how to vote these items.

     (2) Confidential Voting Instruction Card. Please use this card to instruct the Trustee how to vote the shares credited to your account(s) under the Plan(s), and the proportionate number of the shares for which voting instructions are not received under the Plans.

     (3) 1996 Ashland Inc. Annual Report.

     To vote the shares described above as you desire, please mark the card in accordance with its instructions, date and sign it, and return it in the accompanying prepaid envelope.


                                        Very truly yours,

                                        /s/ Thomas L. Feazell

                                         Thomas L. Feazell

Enclosures